UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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EQUITABLE HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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EQUITABLE
HOLDINGS

2021

Proxy Statement and Notice of Annual Meeting of Stockholders

LETTER FROM OUR INDEPENDENT CHAIRMAN

Dear Fellow Stockholder:

Throughout an often challenging and disruptive year, the Equitable Holdings, Inc. Board of Directors continued to provide steadfast oversight of the Company’s business performance while positioning the business for the future. By the conclusion of 2020, Equitable Holdings, Inc. achieved all of the multi-year financial commitments and strategic initiatives set out at the time of the 2018 IPO. With a focus on capital-light business growth and prudent risk management, the Company announced a significant variable annuity reinsurance transaction in October and entered 2021 with a strong balance sheet. The Board recognizes the importance of an inclusive workforce to support long-term sustainability and received regular reports on the progress of the CEO Taskforce to Advance Racial Equity.

Since the IPO and continuing in 2020, the Board has taken important steps to build a strong governance foundation. With the additions of Joan Lamm-Tennant (January 2020) and Francis Hondal (September 2020), the Board bolstered not only its financial services, ESG, insurance industry, digital and marketing experience, but also its independence and diversity. The Company continued engagement discussions with investors to inform the evolution of its governance strategy and compensation programs throughout the year. This year, the Board proactively approved a majority voting standard, coupled with a director resignation policy, in the uncontested election of directors.

We are pleased to hold our third annual meeting of stockholders on May 20, 2021. The accompanying proxy statement includes important information about the meeting agenda and voting instructions. On behalf of the Board of Directors, thank you for your interest and trust in Equitable Holdings, Inc.

Sincerely, Ramon de Oliveira Chairman of the Board Equitable Holdings, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Equitable Holdings, Inc. to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/EQH2021, on May 20, 2021, at 8:00 a.m. Eastern Daylight Time.

DATE May 20, 2021 TIME 8:00 a.m., Eastern Daylight Time LOCATION www.virtualshareholdermeeting .com/EQH2021

AGENDA

At the meeting, stockholders will consider and vote on the following matters:

1.   Proposal 1: Election of nine directors for a one-year term ending at the 2022 Annual Meeting of Stockholders;

2.   Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021;

3.   Proposal 3: Advisory vote to approve the compensation paid to our named executive officers; and

4.   Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to www.virtualshareholdermeeting.com/EQH2021 using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The process for submitting questions during the Annual Meeting is more fully described in the accompanying Proxy Statement. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment. We believe that the virtual Annual Meeting should enable increased stockholder participation from locations around the world, especially given the continuing health and safety concerns around COVID-19.

As always, we encourage you to vote your shares prior to the Annual Meeting.

Our Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement and “FOR” each of Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of common stock, par value $0.01 per share, of Equitable Holdings, Inc. (“Shares”) as of the close of business on March 23, 2021 (the “Record Date”) are entitled to vote at the Annual Meeting.

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 19, 2021.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2021 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 20, 2021.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 19, 2021.

Mail

If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

This notice is being delivered to the holders of Shares as of the close of business on March 23, 2021, the record date fixed by the Board for the purposes of determining the stockholders entitled to receive notice of and to vote at the Annual Meeting, and constitutes notice of the Annual Meeting under Delaware law. Proxy materials or a Notice of Internet Availability were first made available, sent or given to stockholders on or about April 8, 2021.

By Order of the Board of Directors,

José Ramón González

Senior Executive Vice President,

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 20, 2021.

The accompanying Proxy Statement, our 2020 Annual Report to Stockholders, and instructions on how to attend our Annual Meeting are available at https://ir.equitableholdings.com. A list of stockholders as of the Record Date (the “Stockholder List”) will be accessible to stockholders at www.virtualshareholdermeeting.com/EQH2021 during the Annual Meeting. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1290 Avenue of the Americas, New York, NY 10104, during the 10 days prior to the Annual Meeting. To make an appointment, please email corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

Board and Corporate Governance Practices	79

Certain Relationships and Related Person Transactions	90

The Annual Meeting, Voting and Other Information	97

Forward-Looking Statements	104

Appendix A: Non-GAAP Financial Measures	105

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	i

CERTAIN IMPORTANT TERMS

Corporate Entities

As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings” or “EQH”) as a corporate entity. We also use the following capitalized terms:

• “AB” or “AllianceBernstein” means AB Holding and ABLP.

• “AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

• “AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

• “AB Units” means units of limited partnership interests in ABLP.

• “ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

• “AXA” means AXA S.A., a société anonyme organized under the laws of France, our former controlling stockholder.

• “AXA Financial” means AXA Financial, Inc., formerly a Delaware corporation and a wholly-owned direct subsidiary of Holdings. On October 1, 2018, AXA Financial merged with and into Holdings, with Holdings assuming the obligations of AXA Financial.

• “Equitable America” means Equitable Financial Life Insurance Company of America, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

• “Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation, a life insurance company and a wholly-owned indirect subsidiary of Holdings.

• “General Partner” means AllianceBernstein Corporation, a Delaware corporation and the general partner of AB Holding and ABLP.

Other Items

• “Conditional Tail Expectation (CTE)” means a calculation of the average amount of total assets required to satisfy obligations over the life of the contract or policy in the worst x% of scenarios. Represented as CTE (100 less x). Example: CTE95 represents the worst five percent of scenarios.

• “Exchange Act” means the Securities Exchange Act of 1934, as amended.

• “FASB” means the Financial Accounting Standards Board.

• “General Account” means the assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

• “GMxB” is a general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

• “Independent” means, with respect to a director, that the director is “independent” as determined in accordance with applicable NYSE and SEC listing standards, rules and regulations unless otherwise indicated.

• “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

• “IPO” means the initial public offering of shares of common stock of Holdings that took place in 2018.

• “NYSE” means the New York Stock Exchange.

• “PCAOB” means the Public Company Accounting Oversight Board.

• “Risk-Based Capital Ratio (RBC Ratio)” means the ratio of an insurance company’s capital to the minimum amount of capital required for the insurance company to support its operations taking into account its size and risk profile, determined in accordance with rules published by the National Association of Insurance Commissioners.

• “SEC” means the United States Securities and Exchange Commission.

• “Securities Act” means the Securities Act of 1933, as amended.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	1

Proxy Summary

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2020 Annual Report to Stockholders (the “Annual Report”) but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)

1. Election of nine directors for a one-year term ending at the 2022 Annual Meeting of Stockholders	FOR each of the Board’s nominees	9

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021	FOR	14
3. Advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay vote”)	FOR	17

Mission and Strategy

Our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 160 years ago.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We are one of America’s leading financial services companies, preparing clients for their financial futures since 1859 through two complementary and well-established principal franchises – Equitable Financial and AllianceBernstein (“AB”). Our competitive products, premier distribution platform and investment expertise position us as a leading provider of financial advice, protection, retirement strategies and investment management solutions to Americans.

We operate through four business segments including Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research (which comprises our 65% economic interest in AB).

Business Performance Highlights

2020 marked an unprecedented year in our Company’s history. Three years ago, we started our journey as a public company and set forth commitments to the end of 2020 on earnings growth, productivity, investment return and balance sheet strength.

Against the backdrop of a historic health and economic crisis, we delivered strong operating performance across the business and successfully delivered on all of our IPO financial targets and strategic priorities, a testament to our disciplined risk management, resilient business model and dedicated employees and advisors.

2	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Proxy Summary

Demonstrating strength through achievement of IPO targets
Delivering on commitments (IPO targets, 2018-2020):

✓	7%	Non-GAAP Operating Earnings CAGR[1] vs. 5-7% target

✓	c. 410%	combined RBC Ratio vs. 375-400% target

✓	17.3%	Non-GAAP Operating Return on Equity[2] vs. mid-teens target

✓	30.1%	AB Adjusted Operating Margin[3] vs. 30%+ target

✓	$3.1bn	returned to shareholders since IPO vs. 50-60% target

Exceeding strategic priorities:

✓	$160m	General Account rebalance target completed 3Q19, $80m incremental in 2020
✓	$75m	Productivity gains, net of reinvestment completed 3Q20

The consistency of our performance and the strength of our balance sheet continue to give us confidence in our ability to generate value and return capital to stockholders over the long term. 2020 financial highlights include:

•	Full year 2020 results included a net loss of $648 million and Non-GAAP Operating Earnings of $2.3 billion.

•	Assets under management were $809 billion, up 10% year-over-year driven by c. $8 billion of net inflows[4] and market performance over the past twelve months.

•	Strong capitalization with cash and liquid assets of $2.9 billion at Holdings and combined RBC ratio of c. 410%, above our minimum combined RBC target of 375-400%.

•

Announced landmark variable annuity reinsurance transaction, validating our reserves and strengthening our balance sheet through a significant risk reduction, resulting in a 64% decrease in CTE98 required capital.

•	Returned $1.1 billion to shareholders for 2020 including $400 million of 2020 share repurchases that were accelerated into the fourth quarter of 2019.

[1]

Non-GAAP Operating Earnings compound annual growth rate is calculated less notable items. This Proxy Statement includes certain non-GAAP financial measures. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

[2]

We calculate Non-GAAP Operating Return on Equity by dividing Non-GAAP Operating Earnings for the previous twelve calendar months by consolidated average equity attributable to Holdings, excluding Accumulated Other Comprehensive Income (“AOCI”) and Preferred Stock. Please see detailed reconciliations in Appendix A.

[3]

Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used herein.

[4]	Full year 2020 net flows exclude expected low-fee AXA redemptions of $11.8 billion.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	3

Proxy Summary

$1.1 Billion Returned to Stockholders

in 2020

4	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Proxy Summary

Board of Directors Composition

The fundamental duty of our Board is to oversee the strategy and management of our Company for the benefit of our stockholders. It is essential that the Board be composed of directors who are qualified to conduct this oversight. Accordingly, the Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of our Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Board Composition Summary

Name	Age	Principal Professional Experience	Expiration of Term*	Independent

Francis A. Hondal	56	President, Loyalty and Engagement, Mastercard Inc.	2022	Yes

Daniel G. Kaye	66	Partner at Ernst & Young (retired)	2022	Yes

Joan Lamm-Tennant	68	Founder and Former Chief Executive Officer of Blue Marble Microinsurance	2022	Yes

Kristi A. Matus	53	Chief Financial Officer and Chief Operating Officer of Buckle Inc.	2022	Yes

Ramon de Oliveira (Independent Chairman)	66	Co-founder and Managing Partner of Investment Audit Practice, LLC	2022	Yes

Mark Pearson	62	President and Chief Executive Officer of Holdings	2022	No

Bertram L. Scott	70	Senior Vice President of population health of Novant Health, Inc. (retired)	2022	Yes

George Stansfield	61	Deputy Chief Executive Officer and Group General Secretary of AXA	2022	No (Non-executive director)
Charles G.T. Stonehill	63	Founding Partner of Green & Blue Advisors, LLC	2022	Yes

The average age of our directors is 62.7 years.

*	Pending re-election at the May 20, 2021 Annual Meeting.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	5

Proxy Summary

Board Skills and Experience

The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with, and facilitate effective oversight of, the Company’s strategy. Our directors possess substantive skills and experience in key areas which are relevant to the Board’s oversight of the Company, including the financial services and insurance industries; senior management; audit and accounting; public company board service; risk management; investments; capital markets; compensation and human resources. The below table shows the percentage of our director nominees possessing each listed skill:

Financial Services Senior managers and board members at major financial services companies, including consumer financial services companies and investment banks	Senior Executive Experiences as CEOs, CFOs, COOs, founders, and major business segment leaders

Public Company/Corporate Governance

Experiences as public company board members both at US and international companies, chairing governance committees and as senior executives with responsibility for governance functions

Audit/Financial Expertise Expertise in understanding and overseeing financial reporting and controls

Risk Management Experiences as senior managers and board members overseeing risk management functions	Insurance Professional backgrounds in the insurance industry and knowledge of insurance products

Finance and Investment Backgrounds in M&A, capital markets, investment management, private equity and investment banking	Legal/Regulatory/Compliance Professional experiences overseeing legal and compliance functions

HR/Talent Experiences directly overseeing HR for major public companies and oversight of talent development and retention as a public company board member	FinTech/Consumer Experiences Backgrounds in emerging financial technologies, expanding access to financial and insurance products and enhancing the customer experience

Director Nominee Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and to position the Company to deliver long-term value for our stockholders. Our Board considers diversity, including gender, racial and ethnic diversity, as adding to the overall mix of perspectives of our Board as a whole. In 2020, the Board further increased its diversity.

More than half of our Director nominees enhance the Board’s gender, racial and ethnic diversity.

2 Hispanic/Latin American 1 African-American 3 Women

6	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Proxy Summary

Corporate Governance Highlights

Corporate Governance Profile

Our corporate governance profile generally aligns with that of other newly public companies, and our continued proactive stance on investor outreach demonstrates the value we place on dialogue with stakeholders and their input on governance matters. During investor engagement discussions, we discussed our corporate governance strategy to build a strong Board and focus on an orderly transition to a non-controlled public company. Over the past year, the Board has continued to execute this strategy. The Board has filled the vacancy created by Director Thomas Buberl’s February 2020 resignation with an independent director, Francis A. Hondal, who possesses extensive experience in the financial services industry and consumer markets. The Board also proactively amended Holdings’ Bylaws in 2021 to provide for a majority voting standard in uncontested director elections. Our corporate governance profile includes:

✓ Independent Chairperson

✓ Majority independent Board of Directors; seven of our nine directors are independent

✓ Independent committees

✓ Annual election of all directors

✓ Majority voting standard in uncontested director elections; director nominees not receiving a majority are required to tender their resignation for consideration by the Board

✓ Single class of shares

✓ Proactive investor outreach program to our largest stockholders; engagement with holders representing a significant number of shares outstanding

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	7

Proxy Summary

Executive Compensation Highlights

The overriding goal of Holdings’ compensation program (the “EQH Compensation Program”) has always been, and continues to be, to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. 2020 highlights include:

No significant changes to program design. Given the high level of support received for our existing program, as well as to ensure consistency in our practices, we did not make any significant changes to the EQH Compensation Program design for 2020.

No changes due to COVID-19 Pandemic. Despite the uncertainty experienced throughout 2020 due to the global pandemic, we did not make any modifications to the targets for any in-process incentive compensation or awards, or otherwise make adjustments to the EQH Compensation Program.

No changes to pay levels. We did not make any modifications to the base salary and target incentive compensation levels for participants in the EQH Compensation Program in 2020.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2020 by basing a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components.

Continued balance of equity vehicles. During 2020, annual equity-based awards under the EQH Compensation Program continued to consist of a mix of equity vehicles with a combination of time-based and performance vesting. We refined the performance metrics for our performance awards to more closely align to the results of current management actions.

Continued focus on corporate governance. We continued to follow good corporate governance practices for 2020.

Important Information Regarding the Meeting Location

The Annual Meeting scheduled for May 20, 2021, at 8:00 am EDT will be held by means of remote communication. To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EQH2021 and use their 16-digit control number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. This website will also have further instructions on how to attend, participate in and vote at the Virtual Annual Meeting.

8	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

PROPOSAL 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated each of our nine directors, Francis A. Hondal, Daniel G. Kaye, Joan Lamm-Tennant, Kristi A. Matus, Ramon de Oliveira, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill, for election at the Annual Meeting to serve until the 2022 annual meeting or until their successors are elected or have been qualified. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business. Each of these nominees currently serves as a director, and each has consented to being named in this Proxy Statement and agreed to serve if elected.

The Board recommends that you vote FOR the election of each of Francis A. Hondal, Daniel G. Kaye, Joan Lamm-Tennant, Kristi A. Matus, Ramon de Oliveira, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill.

Our Board is currently composed of nine incumbent directors. A biography of each director nominee and a description of each director’s skills and qualifications follow this proposal.

All director nominees will stand for election for a one-year term that expires at the following annual meeting.

Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a director. If the Board nominates a new candidate, the proxyholders will use their discretion to vote for that candidate.

The Board of Directors

Nominees for Election as Directors for a Term Expiring in 2022

Francis A. Hondal

Age: 56 Director since: 2020 Committees Compensation Finance and Risk Other Equitable Directorships Equitable Financial (2020-) Equitable America (2020-)

Professional Experience: Ms. Hondal joined the Board in September 2020. She is currently President, Loyalty and Engagement, of Mastercard Inc., where she has served in a variety of senior leadership positions since joining the company in 2011, including as Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal joined the Board of Directors of L Brands, Inc. (NYSE: LB) in March 2021. She is also a member of the Florida International University (FIU) Foundation board.

Skills and Qualifications: Expertise in consumer financial products, customer experiences; finance, marketing, and international and general management; extensive senior leadership experience in the financial services industry.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	9

PROPOSAL 1: Election of Directors

Daniel G. Kaye

Age: 66 Director since: 2018 Committees Audit (Chair) Finance and Risk Other Equitable Directorships Equitable Financial (2015-) Equitable America (2015-)

Professional Experience: Mr. Kaye has been a director since 2018. He has also served as a director of AllianceBernstein Corporation since 2017. Also, since 2019, Mr. Kaye has been a director of CME Group, Inc. (NASDAQ: CME), where he serves as Chair of the Audit Committee and member of the Executive and Risk Committees. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Mr. Kaye previously served as a director of Ferrellgas Partners L.P.

Skills and Qualifications: Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow; expertise as an audit committee financial expert; extensive financial services and insurance industry experience; extensive knowledge and experience in accounting, auditing and financial matters developed through leadership roles at Ernst & Young and HealthEast and as a director of Holdings, AB, and CME.

Joan Lamm-Tennant

Age: 68 Director since: 2020 Committees Audit Finance and Risk Other Equitable Directorships Equitable Financial (2020-) Equitable America (2020-)

Professional Experience: Ms. Lamm-Tennant has been a director since January 2020. Ms. Lamm-Tennant is currently an Executive Advisor to Brewer Lane Ventures, a venture capital fund specializing in fintech and insuretech. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Board of Directors of Ambac Financial Group, Inc. (NYSE: AMBC), Hamilton Insurance Group, Ltd. and Element Fleet Management Corp (TSE: EFN). She was previously a member of the Board of Directors of Selective Insurance Group, Inc.

Skills and Qualifications: Significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics; expertise as an audit committee financial expert; experience as a director of other public companies.

10	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

PROPOSAL 1: Election of Directors

Kristi A. Matus

Age: 53

Director since: 2019

Committees

Compensation (Chair)

Nominating and Corporate Governance (Chair)

Audit

Other Equitable Directorships

Equitable Financial (2015-)

Equitable America
(2015-18, 2019-)

Professional Experience: Ms. Matus has been a director since 2019. She has also served as a director of AllianceBernstein Corporation since 2019. Ms. Matus joined Buckle, Inc. a tech-enabled financial services company, as Chief Financial Officer and Chief Operating Officer in October 2020. Prior to that, Ms. Matus served as Executive Vice President and Chief Financial & Administrative Officer of athenahealth, Inc. from 2014 to 2016 and as an Executive Advisor for Thomas H. Lee Partners L.P. from 2017 to 2020. Her previous experience also includes senior leadership positions as Executive Vice President and Head of Government Services of Aetna, Inc. and Executive Vice President and Chief Financial Officer of United Services Automobile Association (“USAA”). Ms. Matus is currently a member of the Board of Directors of Cerence, Inc. (NASDAQ: CRNC), and she has previously served as a director of Nextech Systems, Tru Optik Data Corp., and Jordan Health Services, Inc.

Skills and Qualifications: Expertise as an audit committee financial expert; extensive insurance industry and management expertise; fintech, finance, corporate governance and key leadership skills developed through roles at Buckle, athenahealth, Aetna and USAA; experience as a director of other public companies.

Ramon de Oliveira, Independent Chairman of the Board of Directors

Age: 66 Director since: 2018 Committees Executive (Chair) Other Equitable Directorships Equitable Financial (Chair) (2011-18, 2019-) Equitable America (Chair) (2011-18, 2019-)

Professional Experience: Mr. de Oliveira has been a director since 2018 and Independent Chairman of the Board since 2019. He is also currently Chairman of the Board of AllianceBernstein Corporation, where he has served as a director since 2017. Mr. de Oliveira is a founder and Managing Partner of the consulting firm Investment Audit Practice, LLC. From 2002 to 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Starting in 1977, he spent 24 years at JP Morgan & Co. where he founded and led J.P. Morgan Global Equities and served as Chairman and Chief Executive Officer of JP Morgan Investment Management and Private Bank. He was also a member of the firm’s Management Committee from its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira is also a member of the Board of Directors of AXA and has previously served as a director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems, JACCAR Holdings and The Hartford Insurance Company.

Skills and Qualifications: Extensive financial services and investment experience in key leadership roles; analytical skills developed through roles within the global financial services industry and academia; experience as a director of other public companies.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	11

PROPOSAL 1: Election of Directors

Mark Pearson

Age: 62 Director since: 2011 Committees: Executive Other Equitable Directorships Equitable Financial (2011-) Equitable America (2011-)

Professional Experience: Mr. Pearson has been a director since 2011 and currently serves as our President and Chief Executive Officer. He also serves as CEO and a director of Equitable Financial and Equitable America and has been a director of AllianceBernstein Corporation since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants.

Skills and Qualifications: Diverse financial services experience developed through service as an executive, including as President and CEO of Holdings and CEO of AXA Japan and other AXA affiliates; extensive global insurance industry experience.

Bertram L. Scott

Age: 70 Director since: 2019 Committees: Compensation Nominating and Corporate Governance Other Equitable Directorships Equitable Financial (2012-18, 2019-) Equitable America (2019-)

Professional Experience: Mr. Scott has been a director since 2019. He also joined the Board of Directors of AllianceBernstein Corporation in September 2020. Mr. Scott is currently Chairman of the Board of the American Heart Association. He previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plan; President, U.S. Commercial of CIGNA Corporation; Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently a member of the Boards of Directors of Becton, Dickinson and Company (NYSE: BDX) and Lowe’s Companies, Inc. (NYSE: LOW).

Skills and Qualifications: Expertise as an audit committee financial expert and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience; experience as a director of public companies.

12	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

PROPOSAL 1: Election of Directors

George Stansfield

Age: 61 Director since: 2017 Committees: None Other Equitable Directorships Equitable Financial (2017-) Equitable America (2017-)

Professional Experience: Mr. Stansfield has been a director since 2017. Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA since 2017, and since 2016, he has been Group General Secretary and a member of AXA’s Management Committee. Previously, he served as AXA’s Head of Group Human Resources and Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of the Supervisory Board of AXA Liabilities Managers (France) and GIE AXA (France), Chairman of the Management Committee of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan). Mr. Stansfield is also a Trustee of the American Library of Paris, a non-profit organization and the largest English language lending library on the European mainland.

Skills and Qualifications: Extensive experience and knowledge and key leadership skills developed through service as an executive, including experience as AXA’s Group General Secretary and Head of Group Human Resources and perspective as a member of AXA’s Management Committee.

Charles G.T. Stonehill

Age: 63

Director since: 2018

Committees:

Finance and Risk (Chair)

Compensation

Executive

Nominating and Corporate Governance

Other Equitable Directorships

Equitable Financial (2017-)

Equitable America
(2017-18, 2019-)

Professional Experience: Mr. Stonehill has been a director since 2018. He also has served as a director of AllianceBernstein Corporation since 2019. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co., Inc. and JP Morgan. Mr. Stonehill currently serves as a member of the Boards of Directors of PlayMagnus A/S and Constellation Acquisition Corp. I., and is a member of the Supervisory Board of Deutsche Börse AG. Mr. Stonehill has also served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd.; he is stepping down from those Boards when his current term ends in April 2021. Mr. Stonehill has also informed the Holdings Board and Nominating and Corporate Governance Committee that he will be stepping down from an additional public company board by June 1, 2021, bringing the total number of public company boards he will be serving on at that time, including Holdings and AllianceBernstein, to four. Mr. Stonehill was also previously a director of CommonBond, LLC.

Skills and Qualifications: Expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets; experience as a director of other public companies.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	13

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2021. PwC has served as the independent auditor for the Company since 1993. PwC’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements and the effectiveness of our internal controls over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of PwC as our independent auditor is in the best interest of Holdings and its stockholders. In determining whether to reappoint PwC, the Audit Committee considered factors such as:

•	PwC’s independence and objectivity;

•	PwC’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•	PwC’s tenure as independent auditor for the Company;

•	historical and recent performance of PwC, including the extent and quality of communications with members of the Audit Committee; and

•	the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of PwC’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead PwC engagement partner was designated commencing with the 2018 audit and is eligible to serve in that capacity through the end of the 2022 audit.

We request that our stockholders ratify the appointment of PwC as our independent auditor for fiscal year 2021. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of PwC. If such appointment is ratified, the Audit Committee will still have the discretion to replace PwC at any time during the year. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2020.

The Board recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2021.

14	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees paid by the Company to PwC for professional services rendered for the fiscal year ending December 31, 2020. Audit amounts are presented on an accrual basis and cover services performed for the year under audit, regardless of the calendar year in which they were performed. All other fees are presented on an as incurred basis.

Fees (in Millions)	2020	2019
Audit Fees(1)	$27.4	$31.6
Audit-Related Fees(2)	$6.2	$6.6
Tax Fees(3)	$1.3	$1.4
All Other Fees(4)	$0	$0
Total	$34.9	$39.6

(1)

Audit Fees. Fees and related expenses billed for annual financial statement audits and quarterly review services that are customary for the independent auditor to render an opinion. Note, prior period fees have been reclassified to conform with current period presentation. The amounts also include audit fees of $6.6 million and $6.3 million for 2020 and 2019, respectively, that were paid directly by AB to PwC.

(2)

Audit-Related Fees. Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the independent auditor. These services include employee benefit plan audits, due diligence procedures, comfort letters and accounting advisory services. The amounts also include audit-related fees and related expenses of $3.2 million and $3.1 million for 2020 and 2019, respectively, that were paid directly by AB to PwC.

(3)

Tax Fees. Fees and related expenses billed for permitted tax services, including tax compliance, tax advice, and tax planning and preparation. The amounts also include tax fees of $1.2 million and $1.3 million for 2020 and 2019, respectively, which were paid directly by AB to PwC.

(4)

All Other Fees. Fees and related expenses billed for other permitted non-audit services. The amounts also include tax fees of $.01 million and $.01 million for 2020 and 2019, respectively, that were paid directly by AB to PwC.

Audit Committee Pre-Approval Policy

The charter of the Audit Committee requires its pre-approval of all audit and permitted non-audit services provided to the Company by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee has adopted the Equitable Holdings, Inc. Audit Committee Pre-Approval of Independent Auditors Services Policy (the “Pre-Approval Policy”) which sets forth pre-approval procedures. Pursuant to the Pre-Approval Policy, the committee will pre-approve the annual audit services and may also pre-approve audit-related, tax and permissible non-audit services that it believes would not impair the independence of the auditor.

The Pre-Approval Policy delegates authority to the Audit Committee of the Board of Directors of AllianceBernstein Corporation, which consists entirely of independent directors and for which Mr. Stonehill serves as Chair, to pre-approve audit and non-audit services provided to AB. In addition, the Pre-Approval Policy delegates authority to the Audit Committee Chair to pre-approve audit and non-audit services provided to the Company where the amounts involved do not exceed $200,000. Each quarter, the specific details and related fees for the audit and non-audit service projects completed in the prior quarter and any pre-approval decisions made pursuant to delegated authority under the Pre-Approval Policy are reported to the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee currently consists of three directors, each of whom are independent directors (Daniel G. Kaye, Joan Lamm-Tennant, and Kristi A. Matus).

The Board has determined that all three members of the Audit Committee have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act and the applicable standards of the NYSE.

Management is responsible for the preparation and presentation of the Company’s financial statements and the reporting process, for its accounting policies and procedures, and for the establishment of effective internal controls and procedures.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	15

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The primary duties of the Audit Committee are to (i) assist the Board in overseeing (a) the quality and integrity of our financial statements, (b) our systems of internal controls over financial reporting, (c) the qualifications, independence and performance of our independent auditor, (d) our accounting, financial and external reporting policies and practices, (e) the performance of our internal audit function and (f) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by PCAOB and FASB; (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement; and (iii) exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting (or other accepted financial reporting practice permitted by the applicable regulator) of certain insurance and captive reinsurance company subsidiaries.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, our internal controls over financial reporting, in each case, in accordance with standards established by the PCAOB, and the independent auditor issues a report with respect to the audit. The independent auditor must also express an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal controls over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss our financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, the critical audit matters arising from the current period audit of the financial statements, fraud risks and any other matters that the Committee or the independent auditor deem appropriate.

As previously reported, for the annual period ending December 31, 2018, the Company identified a material weakness in the design and operation of the Company’s internal control over financial reporting relating to actuarial models, assumptions and data. The Audit Committee worked closely with the Company’s management and the independent auditor to oversee the strengthening of the Company’s internal control over financial reporting to address this material weakness. As of December 31, 2020, management has completed the remediation plan and control testing for this material weakness and has concluded that this material weakness had been remediated.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at https://ir.equitableholdings.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2020 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB.

The Audit Committee has received from our independent auditor the written disclosures and the letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and it has discussed the independent auditor’s independence with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2020 be included in our Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC.

Audit Committee

Daniel G. Kaye (Chair)

Joan Lamm-Tennant

Kristi A. Matus

16	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

PROPOSAL 3: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation paid to our named executive officers. This advisory vote is also referred to as the “say-on-pay” advisory vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Details on our compensation approach are described in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion.

The Compensation Committee has implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial majority of our named executive officers’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are intended to create long-term stockholder value. Furthermore, we align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that will enhance stockholder value.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

We believe it is important to understand the views of our stockholders with respect to how we compensate our named executive officers. Although this vote is advisory, the Compensation Committee intends to consider the results of the vote, as well as other relevant factors, as part of its ongoing oversight of our executive compensation program.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	17

Executive Compensation

EXECUTIVE COMPENSATION

18	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Executive Compensation

2020 Performance Highlights

OUR BUSINESS

We are one of America’s leading financial services companies and our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society nearly 160 years ago. We operate through four business segments including Individual Retirement, Group Retirement, Protection Solutions and Investment Management & Research.

2020 PERFORMANCE

2020 marked an unprecedented year in our company’s history. Three years ago, we started our journey as a public company and set forth commitments to the end of 2020 on earnings growth, productivity, investment return and balance sheet strength.

Against the backdrop of a historic health and economic crisis, we delivered strong operating performance across the business, and successfully delivered on all of our IPO financial targets and strategic priorities, a testament to our disciplined risk management, resilient business model and dedicated employees and advisors.

The consistency of our performance and the strength of our balance sheet continue to give us confidence in our ability to generate value and return capital to stockholders over the long term. Key highlights include:

•	Full year 2020 results included a net loss of $648 million and Non-GAAP Operating Earnings of $2.3 billion.[1]

•	Assets under management were $809 billion, up 10% year-over-year driven by c. $8 billion of net inflows[2] and market performance over the past twelve months.

•	Strong capitalization with cash and liquid assets of $2.9 billion at Holdings and combined RBC ratio of c. 410%, above our minimum combined RBC target of 375-400%.

•

Announced landmark variable annuity reinsurance transaction, validating our reserves and strengthening our balance sheet through a significant risk reduction, resulting in a 64% decrease in CTE98 required capital.

•	Returned $1.1 billion to shareholders for 2020 including $400 million of 2020 share repurchases that were accelerated into the fourth quarter of 2019.

[1]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

[2]	Full year 2020 net flows exclude expected low-fee AXA redemptions of $11.8 billion.

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Executive Compensation

  Net income (loss) of $(648) million and Non-GAAP Operating Earnings of $2.3 billion.

  Assets under management $809 billion, up 10% year-over-year.

  Returned $1.1 billion to stockholders in the form of dividends and share repurchases for 20203

[3]	Includes $400 million of share repurchases that were accelerated and began in the fourth quarter of 2019.

20	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Executive Compensation

  Delivered on all of our three-year IPO commitments

•	Non-GAAP Operating Earnings grew at 7% CAGR since the IPO, at the top end of the 5-7% target range.

•	Delivered on 50-60% payout ratio, returning $3.1 billion since IPO.

•	Strong capitalization with a combined RBC of 410%, above our 375-400% minimum target.

•	Non-GAAP Operating ROE of 17.3%, at the upper end of the mid-teens target.

•	AB Adjusted Operating Margin[4] of 30.1% for the year, ahead of guidance.

•	Achieved $75 million pre-tax productivity gains net of reinvestment, as well as $40 million of COVID-related savings, a third of which are expected to persist post-2020.

•	Completed general account rebalance, delivering the $160 million annualized net investment income goal one full year ahead of schedule and delivered an incremental $80 million in 2020.

  Delivered earnings growth and net flows in a challenging and unpredictable year

•

Individual Retirement saw strong demand for our Structured Capital Strategies (“SCS”) buffered annuity product, evidenced by record sales in the fourth quarter, and retail full year sales up 19% year-over-year.

•	Group Retirement generated full year net flows of $296 million, up 11% year-over-year, marking the eighth consecutive year of positive flows.

•	Investment Management and Research (AB) reported 10% growth in assets under management, supported by $14.96 billion of active net inflows.[5]

•	Protection Solutions reported Gross Written Premiums of $2.9 billion, primarily driven by growth in its Employee Benefits business and a shift to less interest-sensitive accumulation products.

Important Note: This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

[4]

Adjusted Operating Margin is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used herein.

[5]	Excludes expected low-fee AXA redemptions of $11.8 billion.

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Executive Compensation

2020 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program has always been, and continues to be, to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Executive Summary

No significant changes to program design. Given the high level of support received for our existing program, as well as to ensure consistency in our practices, we did not make any significant changes to the EQH Compensation Program design for 2020. Rather, the program continued to include a carefully chosen mix of fixed and at-risk components as shown below in “Program Components.”

No changes due to COVID-19 Pandemic. Despite the uncertainty experienced throughout 2020 due to the global pandemic, we did not make any modifications to the targets for any in-process incentive compensation or awards, or otherwise make adjustments to the EQH Compensation Program.

No changes to pay levels. We did not make any modifications to the base salary and target incentive compensation levels for participants in the EQH Compensation Program in 2020.

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2020 by basing a substantial majority of a participant’s compensation on the success of the Company as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown below in “2020 Total Direct Compensation.”

Continued balance of equity vehicles. During 2020, annual equity-based awards under the EQH Compensation Program continued to consist of a mix of equity vehicles with a combination of time-based and performance vesting. We refined the performance metrics for our performance awards to more closely align to the results of current management actions.

Continued focus on corporate governance. We continued to follow good corporate governance practices for 2020 as shown below in “Corporate Governance Practices.”

2020 Total Direct Compensation

The following charts show the pay mix for our CEO and the average pay mix for the other participants in the 2020 EQH Compensation Program.

CEO Compensation

Other MC Compensation

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Executive Compensation

Program Components

Component	Description	Purpose

Total Direct Compensation

Base Salary	Fixed compensation based on a variety of factors including career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities

Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success

Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward long-term value creation and ensure alignment with our long-term financial success

Other Compensation and Benefits

Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security

Termination Benefits

Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages

Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	23

Executive Compensation

Corporate Governance Practices

What We Do	What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide equity-based awards that are balanced between full value awards and appreciation-only awards and incorporate absolute and relative performance metrics

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards to executives

✗ Reprice underwater stock options without stockholder approval

✗ Allow executives and directors to hedge or pledge Company securities

✗ Provide dividends or dividend equivalents with respect to stock options

✗ Provide executives with excessive perquisites

✗ Provide multi-year guaranteed incentive awards

✗ Provide excise tax gross-ups upon change in control

✗ Provide single trigger vesting of change in control benefits

✗ Liberal share recycling in our active equity plan

24	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Our 2020 Named Executive Officers are:

Mark Pearson President and Chief Executive Officer	Anders Malmström Senior Executive Vice President and Chief Financial Officer	Jeffrey Hurd Senior Executive Vice President and Chief Operating Officer	Nick Lane Senior Executive Vice President and Head of Retirement, Wealth Management and Protection Solutions	Seth Bernstein Senior Executive Vice President and Head of Investment Management and Research

As President and Chief Executive Officer of Holdings, Mr. Pearson is responsible for the business strategy and operations of the entire Company. The other 2020 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Malmström, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial while Mr. Bernstein is responsible for day-to-day management of our investment management and research (“IM&R”) business as the Chief Executive Officer of AB.

Messrs. Pearson, Malmström, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. AB’s executive compensation is overseen by the AB Board and AB Compensation Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation Committee is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	25

Executive Compensation

The Compensation Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance LLC (“Pay Governance”), the Compensation Committee’s independent compensation consultant. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer

As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation Committee is not bound by his recommendations.

Human Resources

Human Resources performs many of the organizational and administrative tasks that underlie the Compensation Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance

Pay Governance attends Compensation Committee meetings and assists and advises the Compensation Committee in connection with its ongoing review of executive compensation policies and practices. The Compensation Committee considered and confirmed Pay Governance’s independence pursuant to the NYSE listing standards in November 2020. Pay Governance does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation Committee used compensation data from the Compensation Peer Group listed below to help inform – but not determine – decisions related to the 2020 base salaries and targets of the EQH Program Participants.

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation Committee reviews the Compensation Peer Group in September of each year. During its September 2019 review, the Compensation Committee removed The Hartford Financial Services Group, Inc. from the Peer Group.

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Executive Compensation

Competitive Compensation Analysis

In November 2019, Pay Governance presented the Compensation Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Pay Governance Compensation Analysis”). The Pay Governance Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time. Base salaries and cash incentive and equity-based award targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation. For Mr. Malmström’s position, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for his position since the likely talent market is broader than the life insurance sector. Mr. Hurd’s position was not benchmarked due to the unique nature of his job responsibilities, combined with the fact that his responsibilities did not align with standard benchmarks available. Rather, Mr. Hurd’s compensation was reviewed from an internal equity standpoint.

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	27

Executive Compensation

Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

• align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

• enhance the performance assessment process with a focus on accountability;

• differentiate compensation based on individual performance; and

• provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

• align long-term interests of award recipients with those of stockholders;

• provide competitive total compensation opportunities; and

• ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

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Executive Compensation

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for certain types of terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in-control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. The employment agreement continues in effect until the last day of the month in which Mr. Pearson attains age 65, unless terminated earlier by the parties.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers with the title of Executive Director or higher.

The Compensation Committee reviewed the base salaries of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management. It did not adjust the base salaries of the EQH Program Participants. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Malmström	$750,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2020, 2019 and 2018 are reported in the Summary Compensation Table included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

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Executive Compensation

The EQH Program Participants were all eligible for awards under the 2020 STIC Program. The amount of an EQH Program Participant’s individual award under the 2020 STIC Program was determined by multiplying his 2020 STIC Program award target (his “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by his “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2020 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2020 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Compensation Committee reviewed the STIC Targets of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management, and did not make any adjustments. The following table shows the STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$2,748,000
Mr. Malmström	$1,100,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,100,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2020 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2019 STIC Program in February 2020, the Compensation Committee elected to retain the same performance objectives and relative weightings for the 2020 STIC Program. However, the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design and, accordingly, may vary in future years as different metrics become more relevant.

The 2020 STIC Program performance objectives and their relative weightings were as follows.

•	Non-GAAP Operating Earnings[6] – 50%

•	Premiums and Flows – 25%

•	Strategic Initiatives – 25%

[6]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

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Executive Compensation

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?

Non-GAAP Operating Earnings was chosen as a performance objective for the 2020 STIC Program and is the most highly weighted performance objective for 2020, due to our belief that it is the strongest indicator of corporate performance for a year.

Premiums and Flows
What is it?

The Premiums and Flows performance objective measured:

• the 2020 premiums of our Protection Solutions business, as measured by its annualized premium equivalent (100% of first year recurring premiums (up to target) and 10% of excess first year premiums or first year premiums from single premium products);

• the 2020 net cash flows of our Group Retirement and Equitable Advisors broker-dealer (“Advisors B/D”) businesses;

• the 2020 net cash flows of our Individual Retirement business, excluding flows related to pre-2011 GMxB products (the “Legacy Business”); and

• the 2020 increase in the annualized fee base (the amount of investment advisory fee revenue) for our IM&R business.

Why do we use it?	Premiums and Flows was chosen as a performance objective for the 2020 STIC Program due to our belief that it is a strong indicator of future profitability and the competitiveness of our products.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	31

Executive Compensation

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2020 goals set for certain initiatives required to ensure Holdings’ continued success, including:

•  ensure a smooth and on-time separation from AXA at a cost of no more than $700 million;

•  implement US risk management framework to optimize risk-weighted returns;

•  execute bankable plan, including General Account optimization, productivity (e.g., location strategy) and growth;

•  execute diversity and inclusion strategy;

•  ensure that $1.2 billion of capital is available at Holdings for dividends, buybacks or other uses;

•  execute public launch of Equitable brand;

•  implement New Ways of Working, an initiative to fundamentally change the way work gets done to become nimbler, more adaptive to client needs and better able to achieve the strategic objectives of the organization;

•  launch holistic life planning platform;

•  effectively communicate post-2020 strategy to investors; and

•  establish seed capital program to support AB’s alternative business.

Why do we use it?	Strategic Initiatives was chosen as a performance objective for the 2020 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation Committee for each performance objective. For Non-GAAP Operating Earnings and Premiums and Flows, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2020 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation Committee. The Compensation Committee did not make any changes to the targets for 2020.

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings and Premiums and Flows performance objectives were also assigned caps and floors that were approved by the Compensation Committee. The cap and floor for the Non-GAAP Operating Earnings performance objective were set at +/- 20% of target while the caps and floors for the Premiums and Flows performance objective were set at +/- 15% of target. Performance at the cap or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance at the floor or lower results in no contribution to the Initial Funding Percentage by the performance objective.

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Executive Compensation

The Strategic Initiatives’ performance objective was not assigned specific caps or floors. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal.

The Initial Funding Percentage was 92%. The following table presents the target and actual results for each of the performance objectives, along with their floors, caps, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for floors, caps, target and actual results are in millions of U.S. dollars.

Performance Objective	Floor	Target	Cap	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,820	2,275	2,730	50%	2,302	53%
Premiums and Flows
• AB Annualized Fee Base	41	48	55	5%	-8	0%
• Individual Retirement	2,859	3,363	3,867	8.75%	2,156	0%
• Group Retirement	238	280	322	5%	296	7%
• Protection Solutions	230	270	311	5%	221	0%
• Advisors B/D	2,946	3,466	3,986	1.25%	3,671	2%
Strategic Initiatives	N/A	goals met	N/A	25%	goals met	30%

Note:	For results in between the floor and target and target and cap, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 30% since all goals were met or exceeded. Mr. Pearson noted, among other items, that:

•	all milestones for the separation from AXA Group were achieved within funding parameters and both the separation and transition to our new brand are ahead of schedule;

•

the US risk management framework was successfully implemented, including the establishment of a risk-weighted economic pricing measure as the “north star” focus for product design and pricing, the repositioning of the balance sheet resulting in enhanced strength during the financial market volatility experienced in 2020 and enabling the reinsurance of a significant portion of the Legacy Business;

•

the goal of ensuring $1.2 billion of capital would be available at Holdings was well-exceeded with $2.9 billion available at the end of 2020 despite the global pandemic and the fact that Holdings did not suspend buybacks in 2020;

•	New Ways of Working was implemented across one-third of the Equitable organization;

•	AB built a private alternatives business, helping the Equitable general account meet its yield enhancement targets while generating enterprise value for Holdings’ shareholders;

•	the CEO Taskforce to Advance Racial Equity was established and made meaningful progress in representation and advancement, culture and experience; and

•	the net target for the bankable plan was exceeded.

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Executive Compensation

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation Committee had discretion to increase the Initial Funding Percentage by twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation Committee increased the Initial Funding Percentage by thirteen percentage points to determine the Final Funding Percentage of 105%. Consistent with prior years, the Compensation Committee used its discretion to adjust the Final Funding Percentage to reduce the impact of items that were not reflective of any current management decisions and to ensure that the management team was held accountable for the performance of the Core Business (i.e., all business other than the Legacy Business). These adjustments resulted in a six percentage point decrease to the 2018 funding percentage and a thirty-one percentage point decrease to the 2019 funding percentage. In 2020, there was an increase to the Final Funding Percentage to partially: (i) eliminate the negative impact to Non-GAAP Operating Earnings of actuarial assumption updates related to the Legacy Business; and (ii) include in Non-GAAP Operating Earnings the positive impact of assumption updates related to our Core Business. Although a full adjustment for these items would have resulted in an increase to the Final Funding Percentage of twenty-seven percentage points, the Compensation Committee decided to limit the increase to thirteen percentage points.

Initial Funding Percentage	92%
Compensation Committee Adjustment	+13%
Final Funding Percentage	105%

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation Committee reviewed the 2020 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage and 2020 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation Committee approved the amount of the 2020 STIC Program awards for each EQH Program Participant.

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Executive Compensation

In making its recommendations, the Compensation Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2020 by the EQH Program Participants.

Mr. Pearson

Accomplishments

Met or exceeded all IPO commitments:

• Non-GAAP Operating Earnings compounded annual growth rate

•  Target: 5.7%; Actual: 7%

• Return to shareholders

•  Target: 50 – 60% of non-GAAP Operating Earnings

•  Actual: $3.1 billion

• Combined risk-based capital ratio:

•  Target: 375 – 400%; Actual: c. 410%

• Non-GAAP Operating ROE

•  Target: Mid-teens; Actual: 17.3%

• AB Adjusted Operating Margin

•  Target: 30%+; Actual: 30.1%

Drove solid performance across the business, including:

• delivered non-GAAP Operating Earnings of $2.3 billion;

• grew assets under management 10% to $809 billion with net flows of $8 billion; and

• maintained strong balance sheet with $2.9 billion of cash and liquid assets at Holdings, well above $500 million minimum target.

Provided leadership for key company initiatives, including:

• establishment of the CEO Taskforce to Advance Racial Equity in Equitable focused on improving Black representation across the organization;

• company response to impacts of the COVID-19 pandemic;

• reinsuring a significant portion of the Legacy Business; and

• introduction of the Equitable brand to the market.

Improved employee engagement and fostered a culture of inclusion, resulting in fifth consecutive year of the Company being identified as a Great Place to Work, as well as being recognized by the Disability Equality Index and Human Rights Campaign.

2020 STIC Program Award	$3,000,000

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Executive Compensation

Mr. Malmström
Accomplishments

Provided leadership and direction for Finance activities related to:

•  delivery of $2.3 billion in non-GAAP Operating Earnings, including successful completion of IPO strategic initiatives such as $160 million general account rebalancing project;

•  return of $3.1 billion to shareholders, including deployment of stock repurchase programs and management of intercompany dividend payments;

•  achievement of cash and liquid assets of $2.9 billion and combined RBC ratio of c. 410% at year-end through active capital management initiatives; and

•  negotiation of reinsurance of a significant portion of the Legacy Business which will significantly de-risk balance sheet and shift focus to capital-light businesses.

Led strategies to deliver $3.2 billion of investment income, with re-risking actions resulting in $80 million of incremental net investment income in 2020 including:

•  capitalized on credit spread market dislocations during early stages of the COVID-19 pandemic, including $2.5 billion rebalancing from US treasuries to resilient, high spread investments; and

•  launched $5 billion funding agreement backed notes program, issuing c. $2 billion in 2020.

Remediated GAAP material weakness with significant enhancements to our financial reporting infrastructure supported by an experienced Finance and Accounting organization.

Created an actionable and quantifiable targeting framework to diversify investor base and optimize engagement activities with investors and analysts.

Actively managed the advocacy, financial impacts and operational plans for new accounting standards for long-duration contracts, the NAIC Economic Scenario Generator Reform, New York variable annuity reserving and principles-based reserving requirements.

2020 STIC Program Award	$1,270,500

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Executive Compensation

Mr. Hurd
Accomplishments

Led operational resiliency response to the COVID-19 pandemic, ensuring the Company’s ability to continue all business operations remotely and designing programs and policies to enhance the physical and emotional well-being of all employees.

Implemented New Ways of Working across one-third of the Equitable organization.

Substantially completed execution of the separation portfolio and creation of capabilities necessary for a stand-alone public company, significantly enhancing IT and other infrastructure and delivering the program on time and on budget.

Provided direction for the governance and oversight of the full portfolio of strategic company investments and projects, delivering cumulative net savings of $81 million against a $75 million target.

Led the redesign of Diversity & Inclusion strategy, including the creation of the CEO Taskforce to Advance Racial Equity and enhanced approaches to company dialogue, sponsorship, development, hiring, placement, performance management and community engagement.

Led the redesign of the Company’s real estate portfolio with the objective of meaningfully enhancing the employee experience while significantly reducing real estate expenses.

2020 STIC Program Award	$1,732,500

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Executive Compensation

Mr. Lane
Accomplishments

Led retirement and protection business segments through dynamic times and adversity by:

• amplifying client engagement, including conducting over 70 employee engagement sessions;

• increasing advisor and consumer digital utilization; and

• pivoting processes, including redesigning the life underwriting process (reduced to two days from thirty days).

Drove commercial growth, including:

• Equitable Brand:

•  increased brand awareness among third-party advisors from 46% to 53%;

•  increased brand considerations from 22% to 32%; and

•  Increased likelihood to recommend Equitable from 42% to 51%.

• Wealth Management:

•  increased margins 17%;

•  increased net flows $3.7 billion; and

•  increased assets under administration 15% year over year.

• Employee Benefits:

•  grew gross written premium from $107 million to $151 million;

•  increased sold premiums to $62 million (77% year over year);

•  increased employers served from 5,000 to over 5,800; and

•  increased employees served from 339,000 in 2019 to 485,000 in 2020.

• AB commercial synergies:

•  identified focus areas and launched collaborative process to deliver incremental revenue.

Strengthened wealth management team and cultivated strong momentum for business imperative of continued diversity in the Advisors B/D organization.

2020 STIC Program Award	$1,212,750

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2020, 2019 and 2018 are reported in the Summary Compensation Table included below.

Equity-Based Awards

In 2020, the Compensation Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation Committee has not delegated any authority to management to grant equity-based awards.

38	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Executive Compensation

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2020 by the Compensation Committee;

•	certain payouts Messrs. Pearson, Malmström and Lane received in 2020 under a prior AXA equity-based award plan; and

•	2018 equity-based award results.

2020 Annual Equity-Based Awards

Each year, the Compensation Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2020, the Compensation Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them the same for the 2020 Equity Program.

Equity Vehicles

The equity-based awards granted under the 2020 Equity Program consisted of a mix of equity vehicles including both “full value” (restricted stock units and performance shares) and “appreciation only” (stock options) vehicles. All vehicles contain vesting requirements related to service and the performance shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while retaining the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant were approved by the Compensation Committee. This dollar value was then allocated between the different equity vehicles. Performance shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation Committee at its regularly-scheduled meeting on February 25, 2020, with a grant date of February 26, 2020. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage

EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	25%

EQH Stock Options	Stock options entitling the executives to purchase shares of Holdings’ common stock.	Appreciation Only	Service	25%

EQH Performance Shares	Performance shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Absolute and Relative Performance Criteria	50%

EQH RSUs. EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending entirely on the price of Holdings’ common stock.

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Executive Compensation

EQH Stock Options. EQH Stock Options have a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. The exercise price for the EQH Stock Options is $23.18, which was the closing price for Holdings’ common stock on the grant date. The value of the EQH Stock Options depends entirely on increases in the price of Holdings’ common stock.

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 26, 2023. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•

Adjusted ROE Performance Shares. EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Adjusted Non-GAAP Operating Return on Equity (“Adjusted Non-GAAP Operating ROE”)[7] and

•	TSR Performance Shares. EQH Performance Shares that may be earned based on Holdings’ total shareholder return relative to its performance peer group (“Relative TSR”).

Adjusted Non-GAAP Operating ROE is a new performance metric under the Equity Program. The Compensation Committee replaced the Non-GAAP Operating ROE performance metric used for 2018 and 2019 performance shares with Adjusted Non-GAAP Operating ROE to more closely align the performance metric to the results of current management decisions.

Adjusted Non-GAAP Operating ROE and Relative TSR were chosen as the performance metrics for the EQH Performance Shares because they are important to our stockholders and critical to value creation. When approving these performance metrics, the Compensation Committee considered that, as a best practice, the performance shares should contain metrics that differ from the performance objectives contained in the STIC Program and that reflect both relative and absolute results.

Adjusted Non-GAAP Operating ROE

What is it?	Adjusted Non-GAAP Operating ROE is a financial measure used to evaluate our capital efficiency and recurrent profitability. It is determined by dividing Adjusted Non-GAAP Operating Earnings by the consolidated average equity attributable to Holdings, excluding accumulated other comprehensive income. Adjusted Non-GAAP Operating Earnings is Non-GAAP Operating Earnings adjusted to: (a) eliminate any impact related to actuarial assumption updates on our Legacy Business and (b) include any impact to GAAP net income that is not otherwise reflected in Non-GAAP Operating Earnings related to actuarial assumption updates on our core business (i.e., all business other than the Legacy Business).

Why do we use it?	Adjusted Non-GAAP Operating ROE was selected as a performance metric because it measures how well we use our capital to generate earnings growth, a critical component of value creation for our stockholders.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both capital gains and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as a performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

[7]

This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating ROE. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

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Executive Compensation

Adjusted ROE Performance Shares. The number of Adjusted ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2020 – December 31, 2022) by multiplying the number of unearned Adjusted ROE Performance Shares granted by the “Final Adjusted ROE Performance Factor.” The Final Adjusted ROE Performance Factor will be determined by averaging the “Adjusted ROE Performance Factor” for each of the three calendar years in the performance period. Specifically, the Company will be assigned target, maximum and threshold amounts for Adjusted Non-GAAP Operating ROE for each of 2020, 2021 and 2022 that will determine the “Adjusted ROE Performance Factor” for the applicable year as follows:

If the actual result for the applicable year equals....	The Adjusted ROE Performance Factor for the applicable year will equal....

Maximum Amount (or greater)	200%

Target Amount	100%

Threshold Amount	25%

Below Threshold	0%

Note:	For results in between the threshold and target and target and maximum amounts, the Adjusted ROE Performance Factor for the applicable year will be determined by linear interpolation.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2020 – December 31, 2022) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is...	The TSR Performance Factor will equal...
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The Compensation Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2019 Equity Program and determined that there were no changes necessary to the peer group for purposes of the 2020 TSR Performance Share grants. The TSR Peer Group includes:

2020 TSR Peer Group

AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Globe Life Voya Financial, Inc.

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Executive Compensation

Equity Targets

The Compensation Committee reviewed the Equity Targets of the EQH Program Participants in February 2020, taking into consideration the Pay Governance Compensation Analysis and input from management and did not make any adjustments. The following table shows the Equity Targets of the EQH Program Participants:

EQH Program Participant	Equity Target
Mr. Pearson	$8,000,000
Mr. Malmström	$2,150,000
Mr. Hurd	$1,800,000
Mr. Lane	$1,900,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2020 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2020 Equity Program. The Compensation Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in his or her current position and its review of the Pay Governance Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total US Dollar Value of Award
Mr. Pearson	$8,000,000
Mr. Malmström	$2,150,000
Mr. Hurd	$2,000,000
Mr. Lane	$2,000,000

The amounts granted were determined as follows:

To determine the amount of:	25% of the total award value was divided by:

EQH RSUs	the fair market value of Holdings’ common stock on grant date

EQH Stock Options	the value of an EQH Stock Option on the grant date which was determined using a Black-Scholes pricing methodology based on assumptions which may differ from the assumptions used in determining the option’s grant date fair value based on FASB ASC Topic 718

Adjusted ROE Performance Shares	the fair market value of Holdings’ common stock on the grant date

TSR Performance Shares	A fair value determined using a Monte Carlo valuation

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2020 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who is at least age 55 with ten years of service terminates employment on or after the first anniversary of the grant date, his equity-based award will continue to vest, subject to any applicable performance criteria.

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In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

Detailed information on the 2020 Equity Program awards for each of the EQH Program Participants is reported in the 2020 Grants of Plan-Based Awards Table included below.

2020 Equity-Based Award Payouts

In 2017 and prior years, annual equity-based awards for the EQH Program Participants other than Mr. Hurd were available under the umbrella of AXA’s global equity program. The value of the equity-based awards granted in 2017 and prior years was linked to the performance of AXA’s stock.

In 2020, each of Messrs. Pearson, Malmström and Lane received a payout under the 2016 AXA International Performance Shares Plan (the “2016 AXA Performance Shares Plan”). Under the 2016 AXA Performance Shares Plan, AXA performance shares granted to a participant had a cliff vesting schedule of four years.

The number of AXA performance shares earned was determined at the end of a three-year performance period starting on January 1, 2016, and ending on December 31, 2018, by multiplying the number of AXA performance shares granted by a performance percentage. For Mr. Pearson and Mr. Malmström, this percentage was 102.75% and was determined based on the performance of AXA Group and our retirement and protection businesses over the applicable performance period. For Mr. Lane, this percentage was 102.46% and was determined based on the performance of AXA Group and AXA Life Japan since he served as the Chief Executive Officer of AXA Life Japan during the performance period.

The payouts of 2016 AXA performance shares in 2020 did not impact any compensation decisions made for 2020. Detailed information on the payouts is reported in the 2020 Option Exercises and Stock Vested Table included below.

2018 Equity-Based Award Results

In March 2021, participants in the EQH Compensation Program received payouts with respect to performance shares granted in February 2018 for the three-year performance period ended December 31, 2020. Two types of performance shares were granted:

•	performance shares that could be earned based on the Company’s performance against certain targets for its Non-GAAP Operating Return on Equity (the “ROE Performance Shares”); and

•	TSR Performance Shares.

The performance factor for the ROE Performance Shares was 147.3%, calculated as follows:

	Threshold	Target	Maximum
Goals	75%	100%	115%	Actual ROE	ROE Payout %
2018	10.5	14	16.1	14.9	142.9%
2019	9.9	13.2	15.18	17.9	200.0%
2020	13.875	18.5	21.275	17.3	99.1%
Payout	25%	100%	200%		147.3%

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The performance factor for the TSR Performance Shares was 190.4%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	34.2%
50th percentile (target)	100%	2.7%
30th percentile (threshold)	25%	-10.5%

Since the Company’s TSR for the performance period fell between the 50th and 87.5th percentiles for the peer group at 29.6%, the corresponding performance factor was 190.4% based on straight-line interpolation.

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans

Why do we offer them?	We believe that qualified retirement plans encourage long-term service.

What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for discretionary performance-based contributions, matching contributions and employer contributions as follows:

• the discretionary performance-based contribution for a calendar year is based on corporate performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to tax law limits). A performance-based contribution of 1% of annual eligible compensation was made for the 2020 plan year;

• the matching contribution for a calendar year is 3% so that participants’ voluntary deferrals under the plan of up to 3% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

• the employer contribution for a calendar year is: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($137,700 in 2020) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($285,000 in 2020).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2020.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson and Mr. Lane participate in the Retirement Plan.

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Excess Retirement Plans

Why do we offer them?	We believe that excess plans are an important component of competitive market-based compensation in our Compensation Peer Group and generally.

What plans are offered?

Excess 401(k) Contributions

Excess employer contributions for 401(k) Plan participants with eligible compensation in excess of the qualified plan compensation limit are made to accounts established for participants under the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives (the “Post-2004 VDCP”). For 2020, these contributions were equal to 5% of eligible compensation. In addition, the Post 2004 VDCP provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan. All the EQH Program Participants were eligible to receive excess employer contributions in 2020.

The Equitable Excess Retirement Plan (the “Excess Plan”)

The Excess Plan is a non-qualified defined benefit plan for eligible employees. Prior to its freeze in December 2013, the Excess Plan allowed eligible employees, including Mr. Pearson and Mr. Lane, to earn retirement benefits in excess of what was permitted under tax law limits with respect to the Retirement Plan.

Voluntary Non-Qualified Deferred Compensation Plans

Why do we offer them?	We believe that compensation deferral is a cost-effective method of enhancing the savings of executives.

What plans are offered?

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of certain compensation, including base salary and short-term incentive compensation awards. The amount deferred is credited to a bookkeeping account established in the participant’s name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. All of the EQH Program Participants were eligible to participate in the Post-2004 Plan in 2020.

Financial Protection Plans

Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including all of the EQH Program Participants), participate in the ESB Plan which offers benefits to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

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Executive Compensation

For additional information on 401(k) Plan benefits and excess 401(k) contributions for the Named Executive Officers see the Summary Compensation Table and Non-Qualified Deferred Compensation Table included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the Pension Benefits Table included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning, expatriate tax services and excess liability insurance coverage.

The incremental costs of perquisites for the EQH Program Participants during 2020 are included in the column entitled “All Other Compensation” in the Summary Compensation Table included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits

The Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated prior to his attaining age 65 other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

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Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2019 Equity Plan

Generally, in the event of a change of control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2020, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation programs to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•	recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

Compensation Decision-Making Process

In 2020, AB management engaged McLagan Partners (“McLagan”) to provide compensation benchmarking data for Mr. Bernstein (“2020 Benchmarking Data”). The 2020 Benchmarking Data summarized 2019 compensation levels and 2020 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2020 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

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Comparable Companies

The Vanguard Group, Inc. Eaton Vance Corporation Invesco Ltd. MFS Investment Management T. Rowe Price, Inc. Franklin Templeton Investments JPMorgan Asset Management	Morgan Stanley Investment Management PIMCO, LLC TIAA / Nuveen Investments Goldman Sachs Asset Management Legg Mason, Inc. Neuberger Berman LLC Prudential Investments

Equity Targets

The 2020 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2020 fell within the ranges of total compensation paid to executives at the Comparable Companies.

The AB Compensation Committee considered the 2020 Benchmarking Data in concluding that Mr. Bernstein’s 2020 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for a term that commenced on May 1, 2017 and ended on May 1, 2020, provided that the term automatically extended for one additional year on May 1, 2020 and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation Committee. The AB Compensation Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2020 variable cash incentive award was available for Mr. Bernstein under AB’s 2020 Incentive Compensation Program (the “2020 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and the AB Compensation Committee’s assessment of Mr. Bernstein’s performance.

Adjusted Compensation Ratio

For the 2020 AB STIC Program, the AB Compensation Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein. The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments.

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Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.8 Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues; and

•

eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation.

The AB Compensation Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2020, the Adjusted Compensation Ratio was 47.9%.

Mr. Bernstein’s Award

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2020 was $3,000,000, subject to review and increase from time to time by the AB Compensation Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation Committee approved an award of $4,015,000 for Mr. Bernstein under the 2020 AB STIC Program.

In making its determination, the AB Compensation Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance against a performance scorecard (the “AB Scorecard”) and Mr. Bernstein’s individual achievements during 2020. The AB Scorecard included actual results relative to target metrics across the following measures:

•	financial goals, including peer results, adjusted operating margin, adjusted revenue growth and operating efficiency targets;

•	strategic focus areas, including investment performance, client retention and demonstrable progress of strategic priorities; and

•	organizational leadership, including employee engagement and leadership transitions.

[8]

Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

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Mr. Bernstein’s specific accomplishments during 2020 are summarized in the table below.

Mr. Bernstein

Accomplishments

Led AB’s efforts in achieving:

• an approximate 5% year-over-year increase in adjusted net revenues;

• firm-wide client net inflows of $9.2 billion, excluding AXA’s redemption of low-fee fixed income mandates, resulting in an active organic growth rate of 3.0%;

• higher revenues and lower non-compensation related expenses, in part due to COVID-19 pandemic-related travel restrictions; and

• an increase in adjusted operating margin of 260 basis points to 30.1%.

Led the continued focus on AB’s investment results with, as of December 31, 2020:

• fixed income services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods, achieving 43%, 62% and 79%, respectively; and

• equities services, as a percentage of assets outperforming applicable benchmarks for the one-, three- and five-year periods, achieving 41%, 61% and 53%, respectively.

Drove meaningful progress on key strategic growth initiatives, including build-outs of AB operation in China and AB’s responsible investment platform and establishing a comprehensive inorganic growth strategy.

Improved engagement metrics in AB’s employee survey and supported the firm’s diversity and inclusion initiatives, including adding diverse perspectives to AB’s Operating Committee and adding two diverse Board members.

Conducted meetings globally with current and prospective clients to deepen AB’s relationships and appreciation of evolving client priorities.

Advanced AB’s headquarters transition to Nashville, with the relocation and hiring of new staff and the continued construction of AB’s new, state-of-the-art corporate headquarters.

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and increase by the AB Compensation Committee in its sole discretion from time to time. The AB Compensation Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $3,835,000 and four-year pro-rata vesting during its regular meeting held in December 2020 (the “2020 SB Award”).

The 2020 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2020 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2020 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2020 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award

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agreement, including restrictions on competition and solicitation of employees and clients. The 2020 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and entitled to a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, as further amended as of January 1, 2017, and as further amended as of April 1, 2018, the “Profit Sharing Plan”), a tax-qualified retirement plan. The AB Compensation Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2020, the AB Compensation Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. The AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•

if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017;

•	delivery of AB Holding Units in respect of the equity award he was granted in May 2017 (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s sole expense.

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Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2020, see “Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

2020 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, an equity award of $1,000,000 under the 2020 Equity Program.

COMPENSATION-RELATED POLICIES

Clawbacks

Our clawback and forfeiture policy provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes the members of the Management Committee and the Chief Accounting Officer.

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Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Shares;

•	AB Holding Units (collectively with Holdings common stock, “Company Stock”); and

•	unvested restricted stock or restricted stock units linked to Company Stock that are subject only to service requirements.

The executives are required to retain 75% of any Company Stock (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC.

All trading plans must:

•	be in writing and in a form acceptable to the Company;

•	acknowledged in writing by the General Counsel prior to becoming effective; and

•	not be modified at any time.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation Committee may consider the deductibility of executive

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compensation under Section 162(m) when making compensation decisions. However, the Compensation Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY ON PAY’ VOTE

Holdings held its second “Say on Pay” vote in 2020. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2020 Say on Pay vote (96.48% of votes in favor) and during our regular investor outreach meetings. The Compensation Committee considered this feedback in reviewing our 2020 executive compensation program and, based on the high level of support for our existing program, did not make substantial changes for 2020.

Compensation Committee Report

The Compensation Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation Committee’s review and discussion with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Kristi A. Matus (Chair)

Francis A. Hondal

Bertram L. Scott

Charles G.T. Stonehill

Compensation Committee Interlocks and Insider Participation

The following directors served as Compensation Committee members during 2020: Messrs. de Oliveira, Scott and Stonehill and Mss. Matus and Hondal. During 2020, none of our executive officers served as: (a) a member of the compensation committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive and long-term incentive compensation programs and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2021. The Risk Assessment focused on plan design, governance and review. The Risk Assessment confirmed Holdings’ conclusion above and noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

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Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

Chief Executive Officer Pay Ratio Information

In 2020, the compensation of Mr. Pearson was approximately 131 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 131:1.

The median employee was identified by examining 2020 total compensation for all individuals, excluding Mr. Pearson, who were employed by Holdings and its subsidiaries as of December 31, 2020. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards. No assumptions or estimates were made with respect to total compensation, but compensation paid to non-U.S. employees was adjusted based on the average monthly exchange rates for the 12-month period ending September 30, 2020, between the local currencies in which the employees were paid and U.S. dollars.

After identifying the median employee based on total compensation, the median employee’s compensation for 2020 ($113,673) was compared to Mr. Pearson’s compensation for 2020 ($14,874,898) using the same methodology used for the Summary Compensation Table below.

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Compensation Tables

2020 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2020, December 31, 2019 and December 31, 2018, except that no information is provided for 2018 for Mr. Lane since he was not a Named Executive Officer in that year.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

2020 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Compensation ($) (5)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total

Pearson, Mark President and Chief Executive Officer	2020	1,297,845		6,000,056	2,000,000	3,000,000	2,141,979	435,074	14,874,955
	2019	1,250,114		4,125,032	1,375,001	3,000,000	1,116,191	387,785	11,254,123
	2018	1,250,114		6,587,516	962,503	2,911,651	—	426,779	12,138,563

Malmström, Anders Senior Executive Vice President and Chief Financial Officer	2020	776,755		1,612,548	537,501	1,270,500	750,862	172,348	5,120,515
	2019	741,849		1,350,018	450,004	1,385,000	495,466	165,535	4,587,871
	2018	688,915		2,605,048	375,000	1,299,600	114,890	186,171	5,269,624

Hurd, Jeffrey Senior Executive Vice President & Chief Operating Officer	2020	933,288		1,500,055	500,002	1,732,500	450,605	243,176	5,359,626
	2019	899,059		1,350,018	450,004	2,115,000	277,471	238,086	5,329,638
	2018	864,480	300,000	2,090,031	450,001	2,080,000	—	91,439	5,875,951

Lane, Nick Senior Executive Vice President and Head of Life, Retirement and Wealth Management	2020	932,106		1,500,055	500,002	1,212,750	762,287	318,151	5,225,351
	2019	797,468		2,165,020	475,002	1,470,000	51,162	351,956	5,310,608
	2018	—				—	—	—	—

Bernstein, Seth Senior Executive Vice President and Head of Investment Management and Research	2020	500,000	4,015,000	4,585,051	250,003			52,509	9,402,563
	2019	500,000	3,850,000	4,750,026	250,004			94,859	9,444,889
	2018	500,000	3,500,000	4,740,000	—			344,847	9,084,847

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.

(2)

No bonuses were paid to the EQH Program Participants in 2020, 2019 or 2018 other than Mr. Hurd’s sign-on bonus of $300,000 in 2018. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

(3)

For each Named Executive Officer, the amount reported in this column for 2020 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2020 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2020 also includes the grant date fair value of the 2020 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020.

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The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout

Mr. Pearson	$8,000,079

Mr. Malmström	$2,150,055

Mr. Hurd	$2,000,079

Mr. Lane	$2,000,079

Mr. Bernstein	$1,000,063

The EQH RSUs, EQH Performance Shares and 2020 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)

The amounts reported in this column for 2020 represent the aggregate grant date fair value of EQH Stock Options granted in 2020 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020. EQH Stock Options are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(5)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2020, 2019 and 2018, respectively.

(6)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2020, 2019 or 2018. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2020 Table” below.

(7)	The following table provides additional details for the 2020 amounts in the All Other Compensation column.

2020 ALL OTHER COMPENSATION TABLE

Name		Auto ($)(a)	Excess Liability Insurance ($)(b)	Financial Advice ($)(c)	Profit Sharing/401k Plan Contributions ($)(d)	Excess 401(k) Contributions ($)(e)	Other Perquisites/ Benefits ($)(f)	TOTAL

Pearson, Mark	2020	8,131	8,557	27,745	22,208	320,933	47,500	435,074

Malmström, Anders	2020	—	—	—	22,208	150,140	—	172,348

Hurd, Jeffrey	2020	—	—	—	22,208	220,968	—	243,176

Lane, Nick	2020	—	—	—	22,208	169,368	126,575	318,151

Bernstein, Seth	2020	11,007	—	24,930	14,250	—	2,322	52,509

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2020 pursuant to his employment agreement. AB paid for tax preparation services for Mr. Bernstein in 2020.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.

(e)

This column includes the amount of company contributions received by each EQH Program Participant under the Post-2004 Plan and the employer contribution received by Mr. Lane under a letter agreement with Equitable Financial dated August 18, 2016 (the “Lane Letter Agreement”).

(f)

For Mr. Pearson, this column reflects reimbursement for legal fees. For Mr. Lane, this column reflects spousal travel ($2,004), payment for expatriate tax services ($9,837) with a tax gross up ($4,045) and a tax equalization payment ($110,689). For Mr. Bernstein, this column reflects the cost of premiums associated with a life insurance policy purchased on his behalf.

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2020 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table. This table includes both equity and non-equity awards granted during 2020.

2020 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Pearson, Mark			—	2,748,000	5,496,000

	02/26/20	02/25/20								457,666	23.18	2,000,000

	02/26/20	02/25/20							86,282			2,000,017

	02/26/20	02/25/20				20,903	83,613	167,226				2,000,023

	02/26/20	02/25/20				21,571	86,282	172,564				2,000,017

Malmström, Anders			—	1,100,000	2,200,000
	02/26/20	02/25/20								122,998	23.18	537,501

	02/26/20	02/25/20							23,189			537,521

	02/26/20	02/25/20				5,618	22,471	44,942				537,506

	02/26/20	02/25/20				5,797	23,189	46,378				537,521

Hurd, Jeff			—	1,500,000	3,000,000

	02/26/20	02/25/20								114,417	23.18	500,002

	02/26/20	02/25/20							21,571			500,016

	02/26/20	02/25/20				5,226	20,904	41,808				500,024

	02/26/20	02/25/20				5,393	21,571	43,142				500,016

Lane, Nick			—	1,100,000	2,200,000

	02/26/20	02/25/20								114,417	23.18	500,002

	02/26/20	02/25/20							21,571			500,016

	02/26/20	02/25/20				5,226	20,904	41,808				500,024

	02/26/20	02/25/20				5,393	21,571	43,142				500,016

Bernstein, Seth	12/11/20	12/10/20							119,471			3,835,000

	02/26/20	02/25/20								57,209	23.18	250,003

	02/26/20	02/25/20							10,786			250,019

	02/26/20	02/25/20				2,613	10,452	20,904				250,012

	02/26/20	02/25/20				2,697	10,786	21,572				250,019

(1)

On February 25, 2020, the Compensation Committee approved the grant of the EQH Stock Options, EQH RSUs and EQH Performance Shares with a grant date of February 26, 2020. On December 11, 2020, the AB Compensation Committee approved the grant of the 2020 SB Award with a grant date of December 11, 2020.

(2)

For the EQH Program Participants, the target column shows the target award under the 2020 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.

(3)

The second, third, fourth and fifth rows for each Named Executive Officer show the EQH stock options, EQH RSUs, TSR Performance Shares and Adjusted ROE Performance Shares granted on February 26, 2020, respectively. For Mr. Bernstein, the first row shows the 2020 SB Award granted on December 11, 2020.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2020 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

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SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2020 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 26, 2020, with a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH Stock Options. EQH Stock Options were granted on February 26, 2020, with a term of ten years and a vesting schedule of three years, with one-third of the grant vesting on each of February 26, 2021, February 26, 2022, and February 26, 2023. The exercise price for the EQH Stock Options is $23.18, which was the closing price for Holdings’ common stock on the grant date.

EQH Performance Shares. EQH Performance Shares were granted on February 26, 2020, and will cliff vest after three years. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. Two types of EQH Performance Shares were granted:

•	Adjusted ROE Performance Shares. EQH Performance Shares that may be earned based on the Company’s performance against certain targets for its Adjusted Non-GAAP Operating ROE[9] and

•	TSR Performance Shares – EQH Performance Shares that may be earned based on Holdings’ Relative TSR.

Adjusted ROE Performance Shares. The number of Adjusted ROE Performance Shares that are earned will be determined at the end of the performance period (January 1, 2020 – December 31, 2022) by multiplying the number of unearned Adjusted ROE Performance Shares granted by the “Final Adjusted ROE Performance Factor.” The Final Adjusted ROE Performance Factor will be determined by averaging the “Adjusted ROE Performance Factor” for each of the three calendar years in the performance period. Specifically, the Company will be assigned target, maximum and threshold amounts for Adjusted Non-GAAP Operating ROE for each of 2020, 2021 and 2022 that will determine the “Adjusted ROE Performance Factor” for the applicable year as follows:

The actual result for the applicable year equals....	The Adjusted ROE Performance Factor for the applicable year will equal....

Maximum Amount (or greater)	200%

Target Amount	100%

Threshold Amount	25%

Below Threshold	0%

Note: For results in between the threshold and target and target and maximum amounts, the Adjusted ROE Performance Factor for the applicable year will be determined by linear interpolation.

[9]

This Proxy Statement includes certain Non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including non-GAAP Operating Earnings and Non-GAAP Operating ROE. More information on these measures and reconciliations to the most comparable U.S. GAAP measures can be found in Appendix A.

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TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2020 – December 31, 2022) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is....	The TSR Performance Factor will equal....

87.5th percentile or greater (maximum)	200%

50th percentile (target)	100%

30th percentile (threshold)	25%

Below 30th percentile	0%

Note: For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

2020 TSR Peer Group

AIG Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation MetLife	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Globe Life Voya Financial, Inc.

2020 SB Award

The 2020 SB Award is denominated in restricted AB Holding Units and has a four-year pro-rata vesting schedule. The AB Holding Units underlying the 2020 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of any vested portion of the 2020 SB Award until January 2031 at which time he will commence receiving his award in ten annual installments. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2020 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2020 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2020 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2020

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2020. The table includes outstanding equity grants from past years as well as the current year. For Messrs. Pearson, Malmström and Lane, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

OPTION AWARDS						STOCK AWARDS

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Pearson, Mark	41,134			25.74	03/24/24	411,464	10,366,144	755,010	19,320,706
	145,458			26.12	06/19/25

	186,069			24.00	06/06/26

	170,004			26.69	06/21/27

	139,191	69,595		21.34	03/01/28

	119,983	239,965		18.74	02/14/29

		457,666		23.18	02/26/30

Malmström, Anders	37,179			26.12	06/19/25	138,670	3,497,527	233,766	5,982,072
	56,484			24.00	06/06/26

	53,162			26.69	06/21/27

	54,230	27,115		21.34	03/01/28

	39,268	78,534		18.74	02/14/29

		122,998		23.18	02/26/30

Hurd, Jeff	65,076	32,538		21.34	03/01/28	119,345	3,054,039	207,296	5,304,705

	39,268	78,534		18.74	02/14/29

		114,417		23.18	02/26/30

Lane, Nick	38,419			15.96	03/16/22	108,072	2,671,331	214,156	5,480,252

	67,700			25.74	03/24/24

	74,352			26.12	06/19/25

	84,729			24.00	06/06/26

	41,449	82,897		18.74	02/14/29

		114,417		23.18	02/15/29

Bernstein, Seth	21,816	43,630		18.74	02/14/29	360,524	12,006,434	119,124	3,048,383
		57,209		23.18	02/26/30

(1)	All options with expiration dates prior to March 1, 2028, are AXA stock options. All AXA stock options are vested.

(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

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(3)	For the EQH Program Participants, this column reflects the following:

	2017 AXA Performance Shares Vesting 6/21/21	Transaction Incentive Award – Service Units Vesting on 2/1/21	2018 EQH RSUs – Vesting on 3/1/21	2018 EQH Performance Shares Vesting 3/1/21	2019 EQH RSUs – Vesting Ratably on 2/14/21 and 2/14/22	2020 EQH RSUs – Vesting Ratably on 2/26/21, 2/26/22 and 2/26/23

Mr. Pearson	99,112		15,904	TSR – 85,010	51,937	89,211

				ROE – 70,287

Mr. Malmström	30,992		6,197	TSR – 33,120	16,997	23,976

				ROE – 27,386

Mr. Hurd	—		7,436	TSR – 39,744	16,997	22,303

				ROE – 32,861

Mr. Lane	57,220	10,606	—		17,942	22,303

For Mr. Bernstein, this column reflects:

41,176	Restricted AB Holdings Units Granted in 2017 Vesting on 5/1/21

74,934	Restricted AB Holdings Units Granted in 2018 Vesting on 12/1/21 and 12/1/22

104,348	Restricted AB Holdings Units Granted in 2019 Vesting Ratably on 12/1/21, 12/1/22 and 12/1/23

119,471	Restricted AB Holdings Units Granted in 2020 Vesting Ratably on 12/1/21, 12/1/22, 12/1/23 and 12/1/24

9,444	2019 EQH RSUs—Vesting Ratably on 2/14/21 and 2/14/22

11,152	2020 EQH RSUs—Vesting Ratably on 2/26/21, 2/26/22 and 2/26/23

(4)	This column includes:

	Transaction Incentive Awards – Performance Units	2019 EQH Performance Shares Vesting 2/14/22	2020 EQH Performance Shares Vesting 2/26/23
Mr. Pearson	99,419	TSR – 148,446 ROE – 155,814	TSR – 172,904 Adjusted ROE – 178,422
Mr. Malmström	39,767	TSR – 48,582 ROE – 50,992	TSR – 46,468 Adjusted ROE – 47,952
Mr. Hurd	19,883	TSR – 48,582 ROE – 50,992	TSR – 43,226 Adjusted ROE – 44,606
Mr. Lane	21,212	TSR – 51,282 ROE – 53,826	TSR – 43,226 Adjusted ROE – 44,606
Mr. Bernstein	19,883	TSR – 21,612 ROE – 28,330	TSR – 21,612 Adjusted ROE – 22,304

All Performance Shares are reported at maximum.

OPTION EXERCISES AND STOCK VESTED IN 2020

The following table summarizes the value received from stock option exercises and stock awards vested during 2020.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Pearson, Mark			174,836	3,898,161

Malmström, Anders			57,103	1,264,297

Hurd, Jeffrey			20,275	461,756

Lane, Nick			68,542	1,588,691

Bernstein, Seth			81,678	2,564,939

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(1)

For Messrs. Pearson and Malmström, this column reflects the vesting of their 2016 AXA performance shares, the first tranche of their 2019 EQH RSUs, the second tranche of their 2018 RSUs and a portion of their Transaction Incentive Award Service Units in 2020. For Mr. Hurd, this column reflects the vesting of the first tranche of his 2019 EQH RSUs, the second tranche of his 2018 RSUs and a portion of his Transaction Incentive Award in 2020. For Mr. Lane, this column reflects the vesting of his 2016 AXA performance shares, the first tranche of his 2019 EQH RSUs and a portion of the Lane Transaction Incentive Award in 2020. For Mr. Bernstein, this column reflects the vesting of:

•	the first tranche of his 2019 EQH RSUs and a portion of his Transaction Incentive Award Service Units in 2020;

•

the third tranche of the restricted AB Holding Units granted to him in 2017, the delivery of which (minus any AB Holding Units withheld to cover applicable taxes) is deferred pursuant to the terms of his employment agreement until May 1, 2021, subject to accelerated delivery upon circumstances set forth in his employment agreement;

•	the second tranche of the restricted AB Holding Units granted to him in 2018, the delivery of which Mr. Bernstein elected to defer until January 31, 2023; and

•	the first tranche of the restricted AB Holding Units granted to him in 2019.

Mr. Bernstein will receive the cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(2)

The value of the AXA performance shares that vested in 2020 was determined based on the actual sale price on the vesting date, converted to US dollars using an exchange rate of 1.2271. The value of the 2018 EQH RSUs, 2019 EQH RSUs and Lane Transaction Incentive Award Service Units that vested in 2020 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2020 were determined using the closing price of an AB Holding Unit on the vesting date.

PENSION BENEFITS AS OF DECEMBER 31, 2020

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2020. Note that Messrs. Malmström and Hurd did not participate in the Retirement Plan or the Excess Plan since they were not eligible to participate in these plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS

Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	3	80,487
	Equitable Excess Retirement Plan	3	793,502
	Equitable Executive Survivor Benefit Plan	26	6,743,239
Malmström, Anders	Equitable Retirement Plan	0	—
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	9	1,872,684
Lane, Nick	Equitable Retirement Plan	8	292,033
	Equitable Excess Retirement Plan	8	566,574
	Equitable Executive Survivor Benefit Plan	15	1,961,920
Hurd, Jeff	Equitable Retirement Plan	0	—
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	2	728,076

(1)

The December 31, 2020 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2020.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

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Executive Compensation

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Financial established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2020, pay credits earned prior to April 1, 2012, received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of 2.25%.

Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Mr. Pearson and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated

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officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson or Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

The ESB Plan was closed to new participants on January 1, 2019.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

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NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2020

The following table provides information on employer contributions received, and deferrals made, by the EQH Program Participants under the Post-2004 Plan in 2020, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Plan Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($) (1)	Aggregate Earnings in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	120,350	320,933	331,546		2,866,290
Malmström, Anders	The Post-2004 Variable Deferred Compensation Plan	56,303	150,140	195,389		1,302,290
Hurd, Jeff	The Post-2004 Variable Deferred Compensation Plan	82,863	220,968	136,417		740,754
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	63,513	169,368	150,404		1,230,582
	Lane Letter Agreement		—	41,921	(37,945)	357,565
Bernstein, Seth (4)	2017 Equity Awards	895,600		754,011	309,651	4,171,642
	2018 Equity Awards	1,221,424		175,345	104,533	2,530,521

(1)	The amounts reported in this column are also reported in the “All Other Compensation” column of the 2020 Summary Compensation Table above.

(2)	The amounts reported in this column are not reported in the 2020 Summary Compensation Table.

(3)

The amounts in this column for the Post-2004 Variable Deferred Compensation Plan that were previously reported as compensation in the Summary Compensation Table included in Holdings’ 2020 and 2019 Proxy Statements and Equitable Financial’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount Previously Reported

Mr. Pearson	$1,991,632

Mr. Malmström	$ 653,501

Mr. Hurd	$ 274,613

Mr. Lane	$ 434,609

For the Lane Letter Agreement, the amount reported in this column that was previously reported as compensation in the Summary Compensation Table included in Holdings’ 2020 Proxy Statement was $80,088.

For Mr. Bernstein, the amount previously reported in the Summary Compensation Table included in AB’s Forms 10-K for the years ended December 31, 2018 and 2017 were $4,000,000 for his 2018 Equity Award and $3,500,000 for his 2017 Equity Award.

(4)	For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2017 Equity Award, 41,177 restricted AB Holdings Units that vested on May 1, 2020, and which will not be delivered until May 1, 2021; and

•	for the 2018 Equity Award, 37,467 restricted AB Holding Units that vested on December 1, 2020, and will not be delivered until January 31, 2023.

The aggregate earnings in last fiscal year column reflects the change in the AB Holding Unit price between the applicable vesting date (December 31, 2019, in the case of any units that vested prior to 2020) and December 31, 2020. The aggregate withdrawals/distributions column reflects cash distributions received by Mr. Bernstein in 2020.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

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Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

In addition, Equitable Financial provides excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions are equal to 5% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit ($285,000 in 2020) and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year. Equitable Financial also provides a 3% excess matching contribution for participants’ voluntary deferrals under the plan.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances will be made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2020 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“Transaction Incentive Awards” means one-time awards granted in 2018 to key executives who were critical to the success of the IPO. Mr. Lane also received a Transaction Incentive Award in 2019;

•	“2018 EQH Equity Awards” means the equity awards granted to the EQH Program Participants in 2018 other than the Transaction Incentive Awards;

•	“2019 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 14, 2019;

•	“2020 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 26, 2020;

•	“EQH Equity Awards” means the 2018 EQH Equity Awards, the 2019 EQH Equity Awards, the 2020 EQH Equity Awards and the Transaction Incentive Awards; and

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:

Mr. Pearson’s employment agreement

• willful failure to substantially perform his duties after reasonable notice of his failure to do so;

• willful misconduct that is materially injurious to the Company;

• conviction of, or plea of nolo contendere to, a felony; or

• willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

• violation of law during the course of employment;

• material breach of any Company policy related to workplace conduct;

• conduct resulting in damage to Company assets;

• conduct that is materially injurious to the Company, monetarily or otherwise;

• disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

• breach of duty of loyalty to the Company.

EQH Equity Awards

•  commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

•  willful or grossly negligent failure to perform material employment-related duties;

•  material violation of any Company policy;

•  engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

•  material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

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“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•	the individuals who constituted the Board at March 25, 2019 cease for any reason to constitute at least a majority of the Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:

Mr. Pearson’s employment agreement

• an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

• the removal of Mr. Pearson from his positions;

• Mr. Pearson being required to be based at an office more than 75 miles from New York City;

• a diminution of Mr. Pearson’s titles;

• a material failure by the Company to comply with the agreement’s compensation provisions; and

• a failure of the company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan

• material diminution of duties, authority or responsibilities;

• material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

• material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable:

•	the closing price of an AXA ordinary share on December 31, 2020, converted to U.S. dollars and

•	the closing price of a Share on December 31, 2020;

•	it is assumed that any involuntary termination is not for “cause;”

•

in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below; and

•	no amounts related to AXA stock options are included in the table because they are all vested.

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Executive Compensation

Name	Temporary Income Payments ($)	Lump Sum Payments ($)	AXA Performance Shares ($)	EQH Equity Awards ($)

Mr. Pearson

Retirement	—	2,748,000	2,373,056	11,345,758

Good Reason Termination	8,504,000	3,598,400	2,373,056	11,345,758

Involuntary Termination	8,504,000	3,598,400	2,373,056	12,660,234

CIC w/o Termination	—	—	—	18,895,995

Death	—	—	2,373,056	21,771,064

Disability	—	—	2,373,056	21,771,064

Mr. Malmström

Involuntary Termination – no CIC (1)	3,199,479	1,140,000	—	2,152,248

CIC w/o Termination	—		—	6,304,736

Death	—	—	742,047	7,043,567

Disability	—	—	742,047	7,043,567

Mr. Hurd

Involuntary Termination – no CIC (2)	4,518,875	1,540,000	N/A	2,070,994

CIC w/o Termination	—	—	N/A	6,355,317

Death	—	—	N/A	6,688,711

Disability	—	—	N/A	6,688,711

Mr. Lane

Involuntary Termination – no CIC (3)	3,551,375	1,140,000	—	244,806

CIC w/o Termination	—	—	—	4,410,684

Death	—	—	3,323,121	5,440,371

Disability	—	—	2,872,391	5,440,371
(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Malmström resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,304,736. See “Involuntary Termination – no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $6,355,317. See “Involuntary Termination – no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,410,684. See “Involuntary Termination – no CIC” below for more information.

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Retirement

Mr. Pearson was the only EQH Program Participant eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Mr. Pearson had retired on the Trigger Date, he would have received the items described in the following table.

Item	Description

Lump Sum Payments	He would have received a 2020 STIC Program award equal to the lower of his 2019 STIC Program award and his 2020 STIC Target.

AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his AXA performance share award. Accordingly, he would have received his payout at the same time and in the same amount as he would have received the payout if he had not retired. The estimated value of the 2017 performance share payout at the Trigger Date assumes actual performance.

EQH Equity Awards

The unvested portions of his 2020 EQH Equity Award and Transaction Incentive Award would have been forfeited.

His 2018 and 2019 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	He would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

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Executive Compensation

Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description

Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

• temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

• a lump sum payment equal to his STIC Target; and

• a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

AXA Performance Shares and EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

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Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description

Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

AXA Performance Shares	His AXA Performance Shares would have been treated as described above under “Retirement.”

EQH Equity Awards

If he signed a release of all claims against the Company:

• his 2018 and 2019 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

• he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) sixty. The retained Performance Units would remain subject to their vesting conditions.

His 2020 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

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Executive Compensation

Involuntary Termination – No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description

Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

• temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

• additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

•  the most recent annual STIC Program award paid to the executive;

•  the average of the three most recent STIC Program awards paid to the executive; and

•  the executive’s STIC Target; and

• a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

AXA Performance Shares	They would have forfeited any AXA performance shares.

EQH Equity Awards

Provided they executed a release of claims:

• they would have retained a portion of their Transaction Incentive Awards equal to the amount of their unvested Performance Units as of the Trigger Date multiplied by the quotient of: (a) the number of full months elapsed between the grant date and the Trigger Date; and (b) the vesting period. The retained Performance Units would remain subject to their vesting conditions; and

• Mr. Malmström and Mr. Hurd would have retained a pro rata portion of their unvested 2018 and 2019 EQH Performance Shares and RSUs, and Mr. Lane would have retained a pro rata portion of his unvested 2019 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

•  Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2020 EQH Equity Awards.

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Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description

AXA Performance Shares	The CIC would have had no effect on the AXA performance shares. The AXA performance shares would continue to vest subject to their existing terms and conditions, including continued service by the executives.

EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description

AXA Performance Shares	The number of any AXA performance shares granted to him in 2017 would have been multiplied by the actual performance factor and paid in AXA ordinary shares to his heirs within 90 days following death.

EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description

AXA Performance Shares	He would have been treated as if he continued in the employ of the Company until the end of the vesting period for purposes of his 2017 AXA performance share award. Accordingly, he would have received his payout at the same time and in the same amount as he would have received the payout if he had not terminated employment. The estimated value of the payout at the Trigger Date assumes actual performance.

EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

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Executive Compensation

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2020 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2020, or the closing price of an AB Holding Unit on December 31, 2020 as applicable.

EQH Equity Awards

Death	$2,891,836

Disability	$2,891,836

Involuntary Termination – no CIC	$262,895

CIC of Holdings without Termination	$2,282,165

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

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Executive Compensation

Involuntary Termination – no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•

he would have retained a portion of his Transaction Incentive Award equal to the amount of his unvested Performance Units as of the Trigger Date multiplied by the quotient of (a) the number of full months elapsed between the grant date and the Trigger Date over (b) sixty. The retained Performance Units would have remained subject to their vesting conditions;

•	he would have forfeited his 2020 Equity Program award; and

•

he would have retained a pro rata portion of his unvested 2019 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria. Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($) (8)
CIC of AB (1)	—	11,479,408
Termination by Mr. Bernstein for good reason (2)	3,500,000	11,479,408	22,631
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (3)	7,000,000	11,479,408	22,631
Termination of Mr. Bernstein’s employment by AB other than for Cause (4)	5,250,000	11,479,408	22,631
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB 2020 Incentive Compensation Award Program (“ICAP”)	—	10,088,877	—
Death or Disability (5) (6) (7)	—	11,479,048	22,631

(1)

Upon a CIC of AB as defined below, the equity award he was granted in May 2017 will immediately vest and AB Holding Units in respect of that award will be delivered to him (subject to any withholding obligations), regardless of whether Mr. Bernstein’s employment terminates.

(2)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

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•	immediate vesting of the outstanding portion of the equity award he was granted in May 2017 and delivery of the related AB Holding Units (subject to any withholding requirements);

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(5)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(6)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense.

(7)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(8)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

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Board and Corporate Governance Practices

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help us deliver sustainable, long-term value to our stockholders.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and Committee charters. This section describes the key features of our Board practices and corporate governance program.

Recent Changes to Our Corporate Governance

Majority Voting Standard in Uncontested Director Elections and Director Resignation Requirement

In 2021, the Board amended Holdings’ Bylaws to require that nominees in uncontested director elections receive a majority of “For” votes cast (with abstentions and broker non-votes not counting toward the total) to be elected. A sitting director who does not receive a majority of “For” votes will be required to immediately tender his or her resignation for consideration by the Board, which may choose to continue the director’s service or to accept his or her resignation. In determining whether to accept or reject a resignation, the Board shall consider all relevant factors including, without limitation, the length of service and qualifications of the director who has tendered his or her resignation and the director’s contributions to the Company and the Board. If the Board decides to accept the tendered resignation, the Board may choose to fill the vacancy with another nominee or to reduce the size of the Board. The Board will promptly disclose its determination, including its reasons for rejecting any tendered resignation, if applicable, on a Form 8-K filed with the SEC.

Stockholder Engagement

Since establishing an investor and proxy advisory firm outreach and engagement program after the IPO, we have continued to discuss business background about the Company, the composition of our Board, our corporate governance structure and practices and our executive compensation programs with top shareholders representing a significant number of the outstanding shares and proxy advisory firms. During engagement discussions, we discussed and received a high level of support for our corporate governance strategy to build a Board with experienced and qualified members and independent leadership. Investors also expressed support of our compensation programs, which aligns with the over 96% say-on-pay approval percentage the Company received at its 2020 annual meeting of stockholders. At last year’s annual meeting, support for directors on our Nominating and Corporate Governance Committee lagged the level of support for our other directors. We understand this lower support level to be connected to the maintenance of the supermajority voting provision requiring 66 2/3% of outstanding shares to amend certain sections of Holdings’ Bylaws and Certificate of Incorporation, which is a provision that is generally common for newly public companies. The Nominating and Corporate Governance Committee continues to review and make recommendations to the Board on the Company’s corporate governance profile, taking into account, among other matters, the various views of its shareholders, the time Holdings has been public and the ongoing market dispersion of shares held by former parent company AXA Group. In connection with the Committee’s recent review and recommendations, the Board affirmed its view that it is in the best interests of the Company to maintain the supermajority voting provision; the Board also proactively adopted a majority voting standard in director elections as described in “Recent Changes to Our Corporate Governance”. We look forward to continuing the dialogue we have established with our stakeholders through regular outreach and engagement.

Director Nominations

Nominations for election as a director at our annual meetings of stockholders may be made by our Board in the notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the Bylaws. Our Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. The Committee

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retained a leading professional search firm to support identification and recruiting of director candidates, including the four most recent additions to our Board. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, the NYSE listing requirements, the ability of candidates to enhance the diversity of our Board as a whole and any other criteria the Board may establish from time to time. The Nominating and Governance Committee will consider candidates recommended by stockholders.

Board Leadership Structure

Our Board is led by our independent Chairman, Mr. de Oliveira. As stated in our Corporate Governance Guidelines the Board’s policy is to choose whether to separate the offices of Chairperson of the Board and CEO on case-by-case basis. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chairperson and CEO in any way that is in the best interests of Holdings at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and his management team’s management of the business on a day-to-day basis. If the Board chooses to combine the offices of Chairperson and CEO in the future, a lead director will be appointed annually by the independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Director Independence

Our Board considers annually whether each of its members is “independent” for purposes of NYSE listing standards which provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with the Company.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Chairman de Oliveira and Directors Hondal, Kaye, Lamm-Tennant, Matus, Scott, and Stonehill are each independent as defined under NYSE listing standards. This determination was based, in part, on detailed information provided by each director regarding his or her business and professional relationships, and those of his or her family members, with the Company and those entities with which we have significant business or financial interactions.

In making its independence determinations, our Nominating and Corporate Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. These included relationships and transactions in the following categories, which our Nominating and Corporate Governance Committee and our Board have deemed immaterial to the director’s independence due to the nature of the relationship or transaction or the amount involved:

•	holdings of equity or debt securities of companies with which certain directors are affiliated and which were ordinary course and immaterial in amount; and

•	membership on the board of an affiliate, subsidiary or former parent company.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled. In addition, at least once a year, the independent directors are afforded the opportunity to meet in a private session that excludes management and non-independent directors. At each of these meetings, the independent Chairman will preside. The committees of the Board, as described more fully below, also meet periodically in executive session.

Succession Planning and Talent Management

The Board is active in its oversight of succession planning and talent management. Both the Compensation Committee and the Board review at least annually succession plans and talent management reports, including a

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review of short– and long–term succession plans for critical roles and diversity, recruiting and development programs. In addition, the Committee reviews the talent pipeline for specific key roles. Our directors meet regularly with senior leaders in the context of Board and Committee business, giving them an opportunity to assess the qualifications of these individuals. Recent succession and talent management plans have focused on execution of management diversity and inclusion strategy. In 2020, the CEO established the CEO Taskforce to Advance Racial Equity, which reported regularly to the Compensation Committee and the Board on its mission to make Equitable representative of America today, and ensure we have the best talent in the industry and use our diversity to find the best solutions for clients.

Risk Oversight

The Board oversees management of significant risks facing the Company. The Board’s leadership structure, with an independent Board Chairman, independent Committees, including an independent Finance and Risk Committee, supports effective risk oversight. The Board administers its risk oversight responsibilities by receiving, in addition to regular business, strategic and other reports from management and advisors, reports on enterprise risk management and specific risk topics from the Chief Risk Officer and has allocated oversight of certain risks to committees of the Board (as described below and in the “Information About Our Board” section). The Chief Risk Officer is also invited to meetings of the Committees to address specific risk topics.

In addition to reports to the Board, the Chief Risk Officer reports at least quarterly to the Finance and Risk Committee of the Board on the Company’s risk appetite framework and provides a comprehensive and regular overview of the Company’s risks and key risk indicators.

In connection with its duty to review and discuss with management the Company’s coordination of risk assessment and risk management, the Audit Committee meets regularly with the Chief Risk Officer in regular and executive sessions. The Board has delegated primary oversight of the Company’s financial risk exposures such as cybersecurity risk to its Audit Committee and, in addition to regular reports from its Audit Committee, receives at least annual updates on the cybersecurity program and threats directly from the Chief Information Security Office. The Audit Committee receives reports from the Chief Information Security Office at least quarterly.

The Compensation Committee facilitates the Board’s oversight of management succession planning and, as detailed in “Succession Planning and Talent Management,” the Board receives reports directly from management on risks related to succession planning for the Chief Executive Officer, executive officers and certain key roles. The Chief Risk Officer reports to the Compensation Committee annually in connection with its oversight of certain compensation programs to ensure they contribute to prudent decision-making and avoid an incentive to take excessive risk.

The Company’s internal risk governance structure supports effective risk management. The Chief Risk Officer oversees an independent enterprise risk management function that administers and enforces an enterprise risk appetite and reports directly to the Chief Executive Officer. The Chief Risk Officer serves on various management committees along with senior leaders from functions independent of the businesses, such as the Chief Legal Officer, Chief Operating Officer and Chief Auditor.

Information About Our Board Committees

The Board has designated five standing Board Committees to assist the Board in carrying out its duties: Audit, Compensation, Executive, Finance and Risk, and Nominating and Corporate Governance. Each of the Audit, Compensation, Finance and Risk, and Nominating and Corporate Governance Committees has a Board-approved, written charter, which describes that Committee’s role and responsibilities. Current, printable copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at https://ir.equitableholdings.com. The Committee Chairs approve the meeting agendas for their respective Committees.

Each Committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee will conduct an

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evaluation of its performance and will review the adequacy of and propose changes to its charter for Board approval. The process for annual evaluation is considered and determined each year by the Nominating and Corporate Governance Committee and generally includes a review of significant Board and Committee matters over the past year, discussions held in executive sessions regarding Board and Committee performance and development of an action plan for future implementation. From time to time, the Nominating and Corporate Governance Committee may engage an external third-party resource to facilitate the annual evaluation. Each Committee has full authority to retain, at the Company’s expense, independent advisors or consultants.

The table below provides additional information about our Committees, including their composition, number of meetings held in 2020 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Daniel G. Kaye (Chair)

Joan Lamm-Tennant

Kristi A. Matus

Effective May 1, 2020, Ms. Lamm-Tennant succeeded Bertram L. Scott as a member of the Committee.

All current Audit Committee members are independent. In addition, the Board has determined that each current Audit Committee member is “financially literate” under NYSE rules and regulations and that each of the current Audit Committee members is an “audit committee financial expert” under SEC rules and regulations.

Number of Meetings in 2020: 9

Key Roles and Responsibilities:

• Assist the Board in overseeing the financial reporting process and the quality and integrity of our financial statements;

• Assist the Board in overseeing the qualifications and independence and performance of our independent auditor;

• Assist the Board in overseeing our accounting, financial and external reporting policies and practices;

• Assist the Board in overseeing the performance of our internal audit function;

• Assist the Board in overseeing our compliance with legal and regulatory requirements, including without limitation, any requirements promulgated by the PCAOB and the FASB;

• Prepare the report of the Audit Committee required to be included in our annual proxy statement; and

• Exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting of certain wholly-owned insurance company subsidiaries and any captive reinsurance company subsidiaries of the Company subject to the Model Audit Rule.

Role in Risk Oversight

The Audit Committee’s role in risk oversight includes oversight of the integrity of the Company’s financial statements, internal controls, legal and regulatory compliance and cybersecurity threats.

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Compensation Committee

Members:

Kristi A. Matus (Chair)

Francis A. Hondal

Bertram L. Scott

Charles G.T. Stonehill

Effective May 1, 2020, Mr. Scott succeeded Mr. de Oliveira as a member of the Committee.

All current Compensation Committee members are independent and are “non-employee directors” for purposes of Section 16 of the Exchange Act.

Number of Meetings in 2020: 5

Key Roles and Responsibilities:

• Discharge the Board’s responsibilities relating to compensation of our executive officers;

• Prepare any report on executive compensation required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

• Recommend to the Board the appointment of senior and executive officers; and

• Take such other actions relating to the compensation and benefits structure of the Company as the committee deems necessary or appropriate.

Role in Risk Oversight

The Compensation Committee oversees risks related to design and operation of executive compensation plans and non-employee director compensation and supports Board oversight of management succession planning and talent management.

Executive Committee

Members:

Ramon de Oliveira (Chair)

Mark Pearson

Charles G.T. Stonehill

Number of Meetings in 2020: This committee did not meet in 2020

Key Roles and Responsibilities:

Exercise the authority of the Board in oversight of the Company between meetings of the Board with specified exceptions.

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Finance and Risk Committee

Members:

Charles G.T. Stonehill (Chair)

Francis A. Hondal

Daniel G. Kaye

Joan Lamm-Tennant

Effective May 1, 2020, Ms. Lamm-Tennant succeeded Mr. Scott as a member of the Committee.

All current Finance and Risk Committee members are independent.

Number of Meetings in 2020: 6

Key Roles and Responsibilities:

Monitor, review and assist the Board in overseeing:

•  financial and capital markets related matters;

•  strategies that bear on the long-term financial sustainability of the Company;

•  the governance of significant risk throughout the Company; and

•  the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite.

Role in Risk Oversight

The Finance and Risk Committee oversees risks related to liquidity, capital management and the Company’s enterprise risk management program. See “Board and Corporate Governance Practices – Risk Oversight” for additional information regarding the Board’s risk oversight framework.

Nominating and Corporate Governance Committee

Members:

Kristi A. Matus (Chair)

Bertram L. Scott

Charles G.T. Stonehill

Effective May 1, 2020, Mr. Scott succeeded Mr. de Oliveira as a member of the Committee.

All current Nominating and Corporate Governance Committee members are independent.

Number of Meetings in 2020: 5

Key Roles and Responsibilities

• Identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders;

• Develop and recommend to the Board a set of corporate governance principles applicable to Holdings;

• Otherwise take a leadership role in shaping the corporate governance of Holdings; and

• Oversees the Company’s strategy regarding environmental stewardship, sustainability and corporate social responsibility matters.

Role in Risk Oversight

The Nominating and Corporate Governance Committee oversees risks related to Board governance, succession planning for the Board and its Committees, the Company’s corporate governance framework and risks related to environmental stewardship, sustainability and corporate social responsibility.

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Board Meetings and Director Attendance

Our Board held 6 meetings during the year ended December 31, 2020. Directors de Oliveira, Kaye, Lamm-Tennant, Matus, Pearson, Scott, Stansfield, and Stonehill each attended 100% of all meetings of the Board and committees on which they served during 2020. Director Hondal, who joined the Board in September 2020, attended 62.5% of all meetings of the Board and the committees on which she served during 2020. Her absences are attributable to a personal family emergency that required her to miss the November 2020 Board and Committee meetings. Directors are expected to attend our annual meeting, and all of our directors then serving on the Board attended our 2020 annual meeting.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2020 by the Company, other than Mr. Pearson whose compensation is fully reflected in the Summary Compensation Table above.

During 2020, Messrs. de Oliveira, Kaye, Scott and Stonehill and Ms. Matus served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board is important due to their deep knowledge of the Company and their relevant experience and expertise. Their service on the AB Board requires a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses and AB is a publicly-traded company. Given the time and effort required, we believe it is appropriate to compensate them for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

2020 DIRECTOR COMPENSATION
2020 DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1) (2)	All Other Compensation ($)	Total ($)
de Oliveira, Ramon	352,000	430,013	477	782,490
Hondal, Francis	31,389		159	31,548
Kaye, Daniel	226,000	330,008	477	556,485
Lamm-Tennant, Joan	100,000	160,008	477	260,485
Matus, Kristi	272,000	330,008	477	602,485
Scott, Bertram	124,481	271,868	477	396,826
Stansfield, George	100,000	160,008	477	260,485
Stonehill, Charles	267,500	330,008	477	597,985

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(1)

The amounts reported in this column represent the aggregate grant date fair value of Holdings Common Stock and Restricted AB Holding Units granted to directors in 2020 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Mr. de Oliveira	260,013	170,000
Ms. Hondal
Mr. Kaye	160,008	170,000
Ms. Lamm-Tennant	160,008
Ms. Matus	160,008	170,000
Mr. Scott (a)	160,008	111,860
Mr. Stansfield	160,008
Mr. Stonehill	160,008	170,000

(a)	Mr. Scott received a pro-rated grant of Restricted AB Holding Units in 2020 since he joined the AB Board of Directors in September 2020.

(2)	As of December 31, 2020, the directors had outstanding awards as follows:

	Restricted AXA Ordinary Shares (#)	Restricted AB Holding Units (#)
Mr. de Oliveira	1,429	14,694
Ms. Hondal
Mr. Kaye	1,429	14,694
Ms. Lamm-Tennant
Ms. Matus	1,429	10,739
Mr. Scott	1,429	4,142
Mr. Stansfield
Mr. Stonehill	1,429	11,534

Cash Retainers and Meeting Fees

Holdings non-employee directors receive an annual cash retainer of $100,000 and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee – $30,000

•	Compensation Committee – $25,000

•	Nominating and Corporate Governance Committee – $20,000

•	Finance and Risk Committee – $20,000

AB non-employee directors receive an annual cash retainer of $85,000 and annual cash retainers relating to committee service as follows:

•	a fee of $5,000 for participating in any AB board meeting in excess of the four regularly scheduled meetings each year;

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•

a fee of $2,000 for participating in any meeting of any committee of the AB Board in excess of the number of regularly-scheduled committee meetings each year (i.e., in excess of eight meetings of the AB Audit Committee and four meetings of each of the AB Executive Committee, the AB Compensation Committee and the AB Governance Committee);

•	an annual retainer of $50,000 for acting as Independent Chair of the AB Board of Directors;

•	an annual retainer of $25,000 for acting as Chair of the AB Audit Committee;

•	an annual retainer of $12,500 for acting as Chair of the AB Compensation Committee;

•	an annual retainer of $12,500 for acting as Chair of the AB Governance Committee;

•	an annual retainer of $12,500 for serving as a member of the AB Audit Committee;

•	an annual retainer of $6,000 for serving as a member of the AB Executive Committee;

•	an annual retainer of $6,000 for serving as a member of the AB Compensation Committee; and

•	an annual retainer of $6,000 for serving as a member of the AB Governance Committee.

Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $160,000. The Independent Chair receives an additional $100,000 equity retainer.

Restricted AXA Ordinary Shares

Certain non-employee directors previously received restricted AXA ordinary shares as members of the AXA Financial, Equitable Financial and Equitable America Boards of Directors prior to the IPO. During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

In the event a director dies, is removed without cause, is not reelected, retires or resigns, the restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her restricted stock then outstanding will be forfeited. Upon any other type of termination, all restricted stock is forfeited.

Directors could elect to defer receipt of at least ten percent of their restricted stock awards. Upon deferral, the director received deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Upon a change in control of Holdings, unless the awards will be assumed or substituted following the change in control, the restricted stock will become immediately non-forfeitable.

Restricted AB Holdings Units

AB non-employee directors receive an annual equity retainer consisting of restricted AB Holding Units with a value of $170,000. These awards vest ratably on each of the first four anniversaries of the grant date. The restricted AB Holding Units are not forfeitable, except if the director is terminated for cause.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Mss. Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of

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$500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Shares and/or AB Holding Units. The directors are required to retain 50% of any shares or units received as compensation until the ownership requirement is achieved.

Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines as a general framework to assist it in carrying out its responsibility for the business and affairs of the Company and in furtherance of its continuing effort to enhance its corporate governance. The Corporate Governance Guidelines are available without charge on the investor portion of our website at https://ir.equitableholdings.com.

Codes of Conduct

We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company. The Code of Business Conduct and Ethics and the Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Business Conduct and Ethics and the Financial Code of Ethics are available without charge on the investor relations portion of our website at https://ir.equitableholdings.com.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our directors or officers, including our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Controller, and Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company, by posting such information on our website at https://ir.equitableholdings.com.

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Board and Corporate Governance Practices

Corporate Governance of AB

AB’s activities are managed and controlled by the General Partner. The board of directors of the General Partner acts as the board of directors of each of AB Holding and ABLP. Neither ABLP Unitholders nor AB Holding Unitholders have any rights to manage or control AB Holding or ABLP or to elect directors of the General Partner. The General Partner is an indirect, wholly-owned subsidiary of Holdings.

The General Partner does not receive any compensation from ABLP and AB Holding for services rendered to them as their general partner. The General Partner holds a 1% general partnership interest in ABLP and 100,000 units of general partnership interest in AB Holding. Each general partnership unit in AB Holding is entitled to receive distributions equal to those received by each AB Holding Unit.

The General Partner is entitled to reimbursement for any expenses it incurs in carrying out its activities as general partner of ABLP and AB Holding, including compensation paid by the General Partner to its directors and officers (to the extent such persons are not compensated directly by AB).

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy

Our Board has approved the Equitable Holdings, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of related person transactions. Under the policy, any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve the transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Shares;

•	any immediate family member of any of the foregoing persons; and

•

any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Any transaction involving AB is not subject to the Related Person Transaction Policy so long as AB maintains separate policies or procedures for the review of related party transactions.

Generally, the partnership agreements for each of AB Holding and ABLP expressly permit its affiliates to provide services to AB Holding and ABLP if the terms of the transaction are approved by the General Partner in good faith as being comparable to (or more favorable to each such partnership than) those that would prevail in a transaction with an unaffiliated party. This requirement is conclusively presumed to be satisfied as to any transaction or arrangement that (i) in the reasonable and good faith judgment of the General Partner, meets that unaffiliated party standard, or (ii) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an affiliate of the General Partner.

In practice, ABLP’s management pricing committees review investment advisory agreements with affiliates, which is the manner in which the General Partner reaches a judgment regarding the appropriateness of the fees. Other transactions with affiliates are submitted to ABLP’s audit committee for review and approval.

Director Indemnification Agreements

In connection with the IPO, we entered into indemnification agreements with our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense rights.

Transactions with AXA Affiliates

Prior to the completion of the IPO in May 2018, we were a wholly-owned subsidiary of AXA. At December 31, 2020, AXA owns less than 10% of our outstanding Shares and no longer controls our business. However, as a former wholly-owned subsidiary of AXA, we historically entered into various transactions with AXA and its subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions and other arrangements. We also entered into a transitional services agreement (the “TSA”), trademark license agreement and registration rights agreement with AXA just prior to the IPO.

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Retirement and Protection

Services Received from AXA Affiliates

Affiliate	Services	Amount Paid or Accrued for 2020
AXA	General services provided under the TSA	$ 43 million(1)
AXA Investment Managers Inc. (“AXA IM”), AXA Real Estate Investment Managers (“AXA REIM”) and AXA Rosenberg Investment Management LLC (“AXA Rosenberg”)	AXA IM, AXA REIM and AXA Rosenberg provide sub-advisory services to our retail mutual funds and advisory services to certain investments in our General Account.	$ 10 million
AXA Strategic Ventures Corporation (“ASV Corp”)	ASV Corp provides investment management services to AXA Strategic Ventures US, LLC	$ 2 million

(1)	Includes $1.6 million payment under trademark license agreement.

Reinsurance Assumed from AXA Affiliates

AXA Life Japan cedes a portion of its variable deferred annuity business to Equitable Financial. Premiums earned in 2020 were $1.5 million. Claims and expenses paid in 2020 were $1 million.

Reinsurance Ceded to AXA Affiliates

We cede part of our disability income business to AXA XL Catlin. As of December 31, 2020, the reserves ceded were $113 million.

Other Transactions with AXA Affiliates

On February 25, 2020, Holdings agreed to pay $130,000 to Deloitte Tax LLC (“Deloitte”) for certain tax work performed on behalf of Holdings and AXA Group pursuant to an engagement of Deloitte by AXA Group.

Investment Management and Research

Our IM&R business received the following services from AXA affiliates in 2020.

Affiliate	Services	Amounts Paid or Accrued for 2020
AXA	Retail product distribution and Private Wealth Management referrals.	$14,848,000

AXA Business Service Private Ltd.	Data processing services and support for certain investment operations functions.	$6,799,000

AXA Technology Services India Pvt. Ltd.	Data processing services and functions	$1,951,000

AXA Group Solutions	Data processing serviced and functions	$150,000

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Our IM&R provided investment management services to the following AXA affiliates in 2020.

Affiliate	Amounts Received or Accrued for 2020
AXA France	$17,394,000
AXA Life Invest	$16,182,000
AXA Life Japan Limited	$14,942,000
AXA Germany	$7,835,000
AXA Switzerland Life	$5,979,000
AXA Rosenberg Asia Pacific	$5,878,000
AXA Winterthur	$3,514,000
AXA Belgium	$3,391,000
AXA Hong Kong Life	$2,018,000
AXA Insurance UK Non Direct Regulated	$1,851,000
AXA Mediterranean	$1,589,000
XL Group Investments Ltd	$1,276,000
Architas Multi-Manager UK	$1,262,000
AXA U.K. Group Pension Scheme	$837,000
AXA Insurance Ltd	$805,000
AXA China	$664,000
AXA General Insurance Hong Kong Ltd	$458,000
AXA Corporate Solutions	$455,000
AXA Switzerland Property and Casualty	$394,000
AXA Insurance Company	$287,000
AXA Spain Property and Casualty	$189,000
AXA General Insurance Hong Kong Ltd	$175,000
AXA Life Singapore	$156,000

Our Executive Officers

2021 marks a period of transition for certain members of the Company’s executive leadership. Effective March 22, 2021, José Ramón González succeeded Dave S. Hattem, who is retiring, as Senior Executive Vice President, Chief Legal Officer and Secretary of Holdings, and, effective April 1, 2021, Robin M. Raju succeeded Anders Malmström, who is returning to his home and family in Switzerland, as Senior Executive Vice President and Chief Financial Officer of Holdings. With the additions of Messrs. González and Raju, our executive officers, headed by our Chief Executive Officer and President, Mark Pearson (whose biographical information appears with our other Director nominees’ information), are as follows:

Seth Bernstein, Senior Executive Vice President and Head of Investment Management and Research

Mr. Bernstein, age 59, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Senior Executive Vice President and Head of Investment Management and Research of the Company and a member of the Company’s Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division. He is a member of the Board of Managers of Haverford College.

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José Ramón González, Senior Executive Vice President, Chief Legal Officer and Secretary

Mr. González, age 54, leads the Company’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across the Company and its two principal franchises, Equitable Financial and AllianceBernstein. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

Jeffrey J. Hurd, Senior Executive Vice President and Chief Operating Officer

Mr. Hurd, age 54, has strategic oversight for the Company’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of the Company’s Management Committee. Mr. Hurd also has responsibility for the Company’s Innovation and Design Office, which is implementing the Company’s agile transformation. Prior to joining the Company in January 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, Senior Executive Vice President and Head of Retirement, Wealth Management & Protection Solutions

Mr. Lane, age 48, oversees all aspects of the Company’s retirement and protection business, including Individual Retirement, Group Retirement and Protection Solutions, as well as distribution, and serves as a member of the Company’s Management Committee. Mr. Lane also serves as President of Equitable Financial. Mr. Lane has held various leadership roles with AXA and Equitable Financial since joining Equitable Financial (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable Financial with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable Financial, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

Robin M. Raju, Senior Executive Vice President and Chief Financial Officer

Mr. Raju, age 39, is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of the Company’s Management Committee. Prior to becoming Chief Financial Officer in April 2021, Mr. Raju was Head of Individual Retirement, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for the Company’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin the company’s business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining the Company in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 4, 2021, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

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•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 428,234,422 shares of our Shares outstanding as of March 23, 2021.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1290 Avenue of the Americas, New York, New York 10104.

Holdings Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
Francis A. Hondal	—	—
Daniel G. Kaye	41,514	*
Joan Lamm-Tennant	9,040	*
Kristi A. Matus	18,682	*
Ramon de Oliveira(1)	55,323	*
Mark Pearson(2)	1,358,364	*
Robin M. Raju(3)	60,659	*
Bertram L. Scott	21,514	*
George Stansfield(1)	14,040	*
Charles G. T. Stonehill	22,514	*
Seth Bernstein(4)	145,299	*
Jeffrey Hurd(5)	421,399	*
Nick Lane(6)	300,046	*
All current directors and executive officers as a group (14 persons)(1)(7)(8)	2,468,394	*

*	Number of shares listed represents less than one percent of the outstanding Holdings common stock.

(1)	Excludes units beneficially owned by AXA and its subsidiaries.

(2)	Includes (i) 601,308 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 481,740 shares of unvested EQH performance shares.

(3)	Includes 35,492 shares of unvested EQH performance shares. Mr. Raju joined Holdings as Chief Financial Officer effective April 1, 2021. His beneficial share holdings are provided as of March 23, 2021.

(4)	Includes (i) 62,701 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 65,977 shares of unvested EQH performance shares.

(5)	Includes (i) 214,288 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 132,193 shares of unvested EQH performance shares.

(6)	Includes (i) 121,037 shares Mr. Lane can acquire within 60 days under option plans and (ii) 136,883 shares of unvested EQH performance shares.

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(7)

Includes (i) 999,334 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 816,793 shares of unvested EQH performance shares. José Ramón González joined Holdings as an Executive Officer on March 22, 2021. As of March 23, 2021, he beneficially owned no shares of Holdings.

(8)

Anders Malmström resigned as Chief Financial Officer of Holdings effective March 31, 2021. His shares are not included in the total for current directors and executive officers. As of March 4, 2021, he beneficially owned 426,091 shares of Holdings, including (i) 200,880 shares Mr. Malmström can acquire within 60 days under option plans and (ii) 147,994 shares of unvested EQH performance shares.

Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities based on information provided in publicly available Schedule 13G filings.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

T. Rowe Price Associates, Inc.(1) 100 East Pratt Street Baltimore, MD 21202	56,201,001	12.5%

AXA S.A.(2) 25 avenue Matignon 75008 Paris, France	44,162,500	9.5%

The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	41,600,085	9.35%

BlackRock Inc.(4) 55 East 52nd Street New York, NY 10055	36,380,856	8.2%

Norges Bank(5) Bankplassen 2 PO Box 1179 Sentrum NO 0107 Oslo Norway	27,967,148	6.29%

Invesco Ltd.(6) 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	23,038,093	5.2%

(1)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 27,667,560 of the Shares, sole dispositive power with respect to 56,201,001 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(2)

Based on a Schedule 13G/A filed with the SEC on January 21, 2020, by AXA S.A., reporting beneficial ownership as of December 31, 2019, with sole voting power with respect to 44,162,500 of the Shares, sole dispositive power with respect to 44,162,500 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(3)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021, by The Vanguard Group, reporting beneficial ownership as of December 31, 2020, with no sole voting power with respect to any of the Shares, shared voting power with respect to 379,531 of the Shares, sole dispositive power with respect to 40,626,235 of the Shares and shared dispositive power with respect to 973,850 of the Shares.

(4)

Based on a Schedule 13G/A filed with the SEC on January 29, 2021, by BlackRock Inc., reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 32,615,436 of the Shares, sole dispositive power with respect to 36,380,856 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(5)

Based on a Schedule 13G/A filed with the SEC on February 10, 2021, by Norges Bank, reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 27,967,148 of the Shares, sole dispositive power with respect to 27,967,148 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(6)

Based on a Schedule 13G/A filed with the SEC on February 16, 2021, by Invesco Ltd., reporting beneficial ownership as of December 31, 2020, with sole voting power with respect to 21,762,629 of the Shares, sole dispositive power with respect to 23,038,093 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

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The following table sets forth information as of March 4, 2021, regarding the ownership of AB Holding Units and AB Units by each of our current directors and current executive officers and by all of our current directors and executive officers as a group.

AB Holding Units and AB Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.

Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class	Number of Units Owned(1)	Percent of Class
Francis Hondal	—	—	—	—
Daniel G. Kaye	26,365	*	—	—
Joan Lamm-Tennant	—	—	—	—
Kristi A. Matus	11,926	*	—	—
Ramon de Oliveira	26,365	*	—	—
Mark Pearson	—	—	—	—
Robin M. Raju(2)	—	—	—	—
Bertram L. Scott	4,142	*	—	—
George Stansfield	—	—	—	—
Charles G. T. Stonehill	12,986	*	—	—
Seth Bernstein(3)	569,663	*	—	—
Jeffrey Hurd	—	—	—	—
Nick Lane	—	—	—	—
All current directors and executive officers as a group (14 persons)(4)(5)	651,447	*	—	—

*	Number of AB Holding Units listed represents less than 1% of the units outstanding.

(1)	Excludes units beneficially owned by Holdings and its subsidiaries.

(2)	Mr. Raju became Holdings’ Chief Financial Officer effective April 1, 2021. His beneficial share holdings are provided as of March 23, 2021.

(3)	Includes 538,392 AB Holdings Units that have not yet vested or with respect to which Mr. Bernstein has deferred delivery.

(4)	José Ramón González joined Holdings as an Executive Officer on March 22, 2021. As of March 23, 2021, he beneficially owned no AB Holding Units and no AB Units.

(5)

Anders Malmström resigned as Chief Financial Officer of Holdings effective March 31, 2021. His shares are not included in the total for current directors and executive officers. As of March 4, 2021, he beneficially owned no AB Holding Units and no AB Units.

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The Annual Meeting, Voting and Other Information

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials were first made available, sent or given to stockholders on April 8, 2021.

The “Proxy Materials” include:

•	this Proxy Statement;

•	a notice of our 2021 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our Annual Report to Stockholders for 2020.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Wednesday, May 20, 2021, at 8:00 a.m., Eastern Daylight Time

Location

Via the Internet at www.virtualshareholdermeeting.com/EQH2021

Who May Attend?

Only holders of Shares as of the Record Date, March 23, 2021, or their authorized representatives or proxies, may attend the Annual Meeting.

Admission

In order to access the Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet will be posted at www.virtualshareholdermeeting.com/EQH2021. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

You will be able to vote electronically and submit questions during the meeting at www.virtualshareholdermeeting.com/EQH2021.

Questions

You may submit a question during the meeting via the virtual shareholder meeting website, www.virtualshareholdermeeting.com/EQH2021 (the “VSM Website”). During the meeting, a designated text box will be available on the VSM Website for you to submit your question. The CEO, another director, or an appropriate officer of the Company will endeavor to respond to all questions pertinent to matters properly before the meeting and that otherwise comply with the meeting’s Rules of Procedure. The Company will post the Rules of Procedure prior to the meeting on its investor relations website, https://ir.equitableholdings.com; the Rules of Procedure will also be available on the VSM Website during the meeting. The Rules of Procedure will generally require that questions be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated; likewise, questions or remarks using offensive or abusive language will be deemed out of order. Questions on similar topics may be

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combined and answered together. All stockholder questions submitted during the meeting, except questions that violate the Rules of Procedure, will be posted on the Company’s investor relations site, https://ir.equitableholdings.com, following the meeting, together with the Company’s responses.

Technical Difficulties and Support

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/EQH2021.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, technical support information will be available on the login page of www.virtualshareholdermeeting.com/EQH2021.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 428,234,422 Shares outstanding as of the close of business on the Record Date of March 23, 2021. All holders of record of Shares outstanding at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure. You will also be able to vote electronically during the meeting at www.virtualshareholdermeeting.com/EQH2021.

Quorum Requirement

The holders of a majority of the voting power of all outstanding Shares at the Record Date must be present in person through the Internet or represented by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person through the Internet will be considered part of the quorum. Once a Share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

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Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause the holder’s Shares to be voted in any of the following ways:

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 19, 2021.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2021 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 20, 2021.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 19, 2021.

Mail

If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You will also be able to vote your shares at the Annual Meeting by logging into the Virtual Annual Meeting website, www.virtualshareholdermeeting.com/EQH2021, using the 16-digit control number provided with your proxy materials.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if

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The Annual Meeting, Voting and Other Information

your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Daylight Time, May 19, 2021; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the meeting via the Internet at www.virtualshareholdermeeting.com/EQH2021 and vote your Shares. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of Directors

Board Recommendation: FOR each of the Company’s nominees.

Vote Required: Affirmative vote of at least a majority of the votes of the outstanding Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Nominees who do not receive an affirmative vote of at least a majority of votes cast are required to tender their resignation for consideration by the Company’s Board of Directors.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory Vote on Executive Compensation

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: No effect.

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

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Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of the Proxy Statement and Annual Report or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or 1-866-540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com.

Proxy Solicitation Costs

Our Board is responsible for the solicitation of proxies for the Annual Meeting. We have also retained Morrow Sodali LLC, 470 West Ave, Stamford, CT 06902, to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge Financial Solutions, Inc. will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily by mail. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Inspector of Election

The Board has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

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Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, we will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2022 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2022 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 9, 2021, or such other date that we announce in accordance with SEC rules and our Bylaws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our Bylaws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on February 19, 2022, nor earlier than the close of business on January 20, 2022. The notice must contain the notice and informational requirements described under Section 1.11 of our Bylaws and applicable SEC rules. The chairperson of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our Bylaws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir. equitableholdings.com or at the website of the SEC at www.sec.gov.

Stockholder List

A list of the stockholders as of the Record Date (the “Stockholder List”) will be available during the Annual Meeting at www.virtualshareholdermeeting.com/EQH2021. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1290 Avenue of the Americas, New York, NY 10104, during the 10 days prior to the Annual Meeting. To make an appointment, please contact us at corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

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Principal Executive Offices

The address of our principal executive offices is Equitable Holdings, Inc., 1290 Avenue of the Americas, New York, NY 10104.

Communicating with our Board

Our Board of Directors Communication Policy provides a process for our security holders and other interested parties to send communications to the Board. Stockholders may contact an individual director, the Board as a group, or a specified Committee or group, including the independent directors as a group, by directing such communications to:

By mail:

Attn: Secretary

Equitable Holdings, Inc.

1290 Avenue of the Americas

New York, NY 10104

By email:

corporatesecretary@equitable.com

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will review, assess and determine the most appropriate way to respond to such communications including coordinating such response with the Board.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement	103

Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. In particular, these include statements relating to future actions, prospective products or services, future performance or results of current and anticipated products or services, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, trends and uncertainties. Many such factors will be important in determining the actual future results of the Company. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2020 (the “2020 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2021, any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company with the SEC after the date of the 2020 Form 10-K under the captions “Note Regarding Forward-Looking Statements and Information” or “Risk Factors,” and other filings the Company makes with the SEC. The Company does not undertake any obligation to publicly correct or update any forward-looking statement if the Company later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures the Company makes on related subjects in reports to the SEC.

104	Notice of Annual Meeting of Stockholders and 2021 Proxy Statement

Appendix A

APPENDIX A:

NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings and Non-GAAP Operating Return on Equity (“ROE”) each of which is a measure that is not determined in accordance with U.S. GAAP. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance and they allow management to allocate resources. Similarly, management believes that the use of these non-GAAP financial measures, together with relevant U.S. GAAP measures, provide investors with a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

We also discuss certain operating measures, including assets under management and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Non-GAAP Operating Earnings

Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and are more sensitive to changes in market conditions than the variable annuity product liabilities as valued under U.S. GAAP. This is a large source of volatility in net income.

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•

Items related to variable annuity product features, which include: (i) certain changes in the fair value of the derivatives and other securities we use to hedge these features; (ii) the effect of benefit ratio unlock adjustments related to extraordinary economic conditions or events such as COVID-19; and (iii) changes in the fair value of the embedded derivatives reflected within variable annuity products’ net derivative results and the impact of these items on DAC amortization on our SCS product;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•	Other adjustments, which includes restructuring costs related to severance, lease write-offs related to non-recurring restructuring activities, separation costs and impacts related to COVID-19; and

•	Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period.

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Appendix A

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use the prevailing corporate federal income tax rate of 21% while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.

The table below presents a reconciliation of Net income (loss) attributable to Holdings to Non-GAAP Operating Earnings for the year ended December 31, 2020 and 2019:

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2020	2019	2020	2019
Net income (loss) attributable to Holdings	$(1,238)	$(946)	$(648)	$(1,764)
Adjustments related to:
Variable annuity product features (1) (2)	3,439	1,696	3,912	4,863
Investment (gains) losses	(554)	103	(744)	(73)
Net actuarial (gains) losses related to pension and other postretirement benefit obligations	23	27	109	99
Other adjustments (2) (3)	116	195	952	395
Income tax expense (benefit) related to above adjustments (4)	(635)	(412)	(888)	(1,097)
Non-recurring tax items	(403)	(10)	(391)	(66)
Non-GAAP Operating Earnings	$748	$653	$2,302	$2,357

(1)

Includes COVID-19 impact on Variable annuity product features due to a first quarter 2020 assumption update of $1.5 billion and other COVID-19 related impacts of $35 million for the year ended December 31, 2020.

(2)	Includes COVID-19 impact on Other adjustments due to a first quarter 2020 assumption update of $1.0 billion and other COVID-19 related impacts of $86 million for the year ended December 31, 2020.

(3)	Includes separation costs of $108 million and $222 million for the year ended December 31, 2020 and 2019, respectively.

(4)	Includes income taxes of $(554) million for the above related COVID-19 items for the year ended December 31, 2020.

Non-GAAP Operating ROE

We calculate Non-GAAP Operating ROE by dividing Non-GAAP Operating Earnings for the previous twelve calendar months by consolidated average equity attributable to Holdings’ common shareholders, excluding AOCI. AOCI fluctuates period-to-period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities.

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Appendix A

The following table presents return on average equity attributable to Holdings’ common shareholders, excluding AOCI and Non-GAAP Operating ROE for the year ended December 31, 2020.

Year Ended December 31, 2020
(in millions)
Net income attributable to Holdings’ common shareholders	$(701)

Average equity attributable to Holdings’ common shareholders, excluding AOCI	$13,000

Return on average equity attributable to Holdings, excluding AOCI	(5.4)%

Non-GAAP Operating Earnings available to Holdings’ common shareholders	$2,249

Average equity attributable to Holdings’ common shareholders, excluding AOCI	$13,000

Non-GAAP Operating ROE	17.3%

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© 2021 Equitable Holdings, Inc. All rights reserved.

EQUITABLE
HOLDINGS

MIX
Paper from responsible sources
FSC® C132107
FSC
www.fsc.org

EQUITABLE HOLDINGS, INC. 1290 AVENUE OF THE AMERICAS NEW YORK, NY 10104 ATTN: JESSICA OLICH

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 19, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/EQH2021

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 19, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D45358-P47195	KEEP THIS PORTION FOR YOUR RECORDS

  — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —— — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EQUITABLE HOLDINGS, INC.

The Board of Directors recommends you vote FOR the following:

1.	Election of nine directors for a one-year term ending at the 2022 Annual Meeting of Stockholders;

	Nominees:		For	Against	Abstain

	1a.	Francis A. Hondal	☐	☐	☐

	1b.	Daniel G. Kaye	☐	☐	☐

	1c.	Joan Lamm-Tennant	☐	☐	☐

	1d.	Kristi A. Matus	☐	☐	☐

	1e.	Ramon de Oliveira	☐	☐	☐

	1f.	Mark Pearson	☐	☐	☐

	1g.	Bertram L. Scott	☐	☐	☐

	1h.	George Stansfield	☐	☐	☐

	1i.	Charles G.T. Stonehill	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2021; and	☐	☐	☐

3. Advisory vote to approve the compensation paid to our named executive officers.	☐	☐	☐

NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof will be voted on by the proxies in their discretion.

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Annual Report and Proxy Statement are available at www.proxyvote.com.

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D45359-P47195

EQUITABLE HOLDINGS, INC.

Annual Meeting of Stockholders

May 20, 2021 8:00 AM EDT

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jose Ramon Gonzalez and Jessica M. Olich, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 8:00 AM, EDT on May 20, 2021, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/EQH2021.

This proxy, when properly executed, will be voted as directed by the stockholders. If no such direction is made, this proxy will be voted “For” election to the Board of Directors of the nominees listed under Proposal 1, and “For” Proposals 2 and 3.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Continued and to be signed on reverse side